THIS AGREEMENT is entered into this _________ day of ____________________, ______.

Between

____
(the "SUBFRANCHISOR")

and

____
(the "FRANCHISEE")

BASED UPON THE FOLLOWING RECITALS, PROMISES, COVENANTS, TERMS AND CONDITIONS, SUBFRANCHISOR AND FRANCHISEE AGREE AS FOLLOWS:

1. FRANCHISEE INFORMATION

FRANCHISEE certifies the accuracy of the following information as of the Date of this Agreement and agrees to immediately notify SUBFRANCHISOR of any changes in the information throughout the term of this Agreement:

1.1 Entity Name_______________

1.2 Type of Organization (i.e. corporation, partnership, LLC, LLP)_______________

1.3 Trade Name ESCO® Global Realty _______________

1.4 Domain Name_______________

1.5 State or Province of Organization_______________

1.6 Fiscal Year End_______________

1.7 Employer Identification No._______________

1.8 Regional Director_______________

1.9 Principal Business Office

____
Street Address

____
City, State/Province Postal Code Telephone

1.10 Location of Business Records (if different)

____
Street Address

____
City, State/Province Postal Code Telephone

1.11 Principal Officers and Directors

Name	Title

1.12 Names of all Persons or Entitles Owning 10% or More of Any Class of Stock or Other Equity Interest

Equity Holder	No. of Shares	Class of Shares	Percentage

1.13 Initial Fees

Pursuant to Section 7.1 of this Agreement, FRANCHISEE agrees to pay to SUBFRANCHISOR an Initial Fee of Dollars ($), upon the execution of this Agreement.

2. RECITALS

This Agreement is based upon the following recitals:

2.1 ESCO® System

ESCO GLOBAL REALTY CORP. ("ESCO") has developed and is continuing to develop certain trade names, trademarks, logos, trade dress, business forms, operating manuals, centralized advertising programs, training, management and marketing techniques and other procedures and methods of operation of a system relating to the establishment, development and operation of real estate brokerage offices specializing in the marketing of real estate and related services. This system, more fully described in Section 3(m) and Schedule 4 of this Agreement is known as the "ESCO® System".

2.2 SUBFRANCHISOR

ESCO has granted to SUBFRANCHISOR the right to sub-license and franchise the Proprietary Marks through the granting of individual ESCO Franchise Agreements.

2.3 FRANCHISE

FRANCHISEE desires to be franchised to use the ESCO® System in a real estate service business and to become an affiliate of the ESCO® System of ESCO in a network of such businesses under the terms and conditions contained in this Agreement.

3. DEFINITIONS

In addition to the definitions set forth throughout this Agreement, the words and phrases below have the following meanings:

(a) Agreement: "Agreement" or "this Agreement" means this Franchise Agreement executed between SUBFRANCHISOR and FRANCHISEE including all attached exhibits and schedules.

(b) Ancillary Business: "Ancillary Business" means business conducted by FRANCHISEE or its Sales Representatives that generates revenue directly or indirectly, other than Continuing Fees.

(c) Approved Supplier: "Approved Supplier" means any supplier or vendor of various goods and/or services that are required or permitted to be utilized by FRANCHISEE in the operation of the Franchise, which supplier or vendor has been approved in advance by SUBFRANCHISOR or ESCO in accordance with ESCO's guidelines.

(d) Associated Party: "Associated Party" means: (i) FRANCHISEE; (ii) a shareholder, member or partner of FRANCHISEE ("Shareholder"); (iii) trusts established by or for a Shareholder; (iv) any member of a Shareholder's immediate family ("Family"); (v) any corporation or partnership In which Shareholder, FRANCHISEE or Family shall have a ten percent (10%) or more voting or equitable interest; or (vi) any subsidiary of FRANCHISEE.

(e) Continuing Fees: "Continuing Fees" means the fees and dues paid by FRANCHISEE pursuant to the ESCO® System.

(f) Confidential Information: "Confidential Information" means valuable, non-public, competitively sensitive data and information relating to the business of ESCO or any affiliated entity, other than Trade Secrets.

(g) Effective Date: "Opening Date" is defined in Section 5 of this Agreement.

(h) FRANCHISEE: "FRANCHISEE" means, in addition to the entity named in the heading of this Agreement, all partners, directors, officers and significant equity holders of the entity. For purposes of this Agreement, a "significant" equity holder shall mean any party who directly or indirectly owns ten percent (10%) or more of any class of equity in the FRANCHISEE entity. For purposes of this paragraph, the ownership of equity means direct or beneficial ownership and, without limitation, ownership by the spouse or any parent or child of the party.

(i) Gross Income: "Gross Income" means all revenue earned by FRANCHISEE and its Sales Representatives (as defined in this Agreement) directly or indirectly related to the ESCO® System, including, but not limited to, cash, notes, or any other valuable consideration received in lieu of cash, revenues from all transactions involving FRANCHISEE, and any of its officers, directors, shareholders, partners, or employees, and any other Sales Representatives or employees, and payments for any multiple listing fees, insurance, home protection plans, business expenses or taxes.

(j) Gross Profit: "Gross Profit" means Gross Revenues less costs of goods sold.

(k) Manager: "Manager" means FRANCHISEE, or such other person that, at all times during the term of this Agreement, holds a valid real estate broker license under whose license the operation of the Office is conducted.

(l) ESCO® System: "ESCO® System" means the composite of elements designed to enable all ESCO franchisees and subfranchisors within the system to benefit from brand name identification in market competition, and includes ESCO, subfranchisor; the network of all subfranchisors, the network of all franchisees and all offices of franchisees, Broker Councils (as that term is described in Section 9.11 below), the Operating Manuals, the Proprietary Marks, national and local advertising programs promoting the ESCO® System and Proprietary Marks, the training and other programs and meetings, written and other materials, standards, specifications, methods, techniques and procedures utilized in operating a Franchisee business or a Franchise office, and such other elements as ESCO may, from time to time, in its sole discretion designate as additions or modifications to the ESCO® System. The economic terms of the ESCO® System are set forth in Schedule 4 attached to this Agreement.

(m) Office: "Office" means the real estate service office of FRANCHISEE that will be or is located within the Protected Territory.

(n) Operating Manuals: "Operating Manuals" means any and all manuals containing standards, specifications, policies, procedures, and operating requirements, and other communications concerning the operation and functioning of the ESCO® System which shall be issued by ESCO from time to time. Specific Operating Manuals may be added, amended, replaced, consolidated, or terminated from time to time at the sole discretion of ESCO.

(o) Proprietary Marks: "Proprietary Marks" means the trademark "ESCO™" and all other trade names, trademarks, service marks, logos, emblems, and signs which are adopted and used by ESCO and used by and licensed to SUBFRANCHISOR and FRANCHISEE as part of ESCO® System, and programs, materials, and information which are designated as confidential and are part of the ESCO® System.

(p) Protected Territory: "Protected Territory" means that geographic territory in which FRANCHISEE has the right to use the ESCO® System in connection with the operation of one (1) Office as more particularly described in the Description of Protected Territory Addendum attached to this Agreement as Schedule 1.

(q) Real Estate Services: "Real Estate Services" means engaging in conduct which requires a license as a real estate broker, sales person, sales associate or any similar person requiring a license under applicable state law.

(r) Sales Representative: "Sales Representative" means an individual that has been issued a real estate license (broker, associate broker, salesperson or other similar license that enables the individual, for commission, money or other thing of value, to negotiate or offer or attempt to negotiate a sale,

exchange, purchase or rental of an interest or estate in real estate) who is retained by a FRANCHISEE to perform any act authorized by the license.

(s) SUBFRANCHISOR: "SUBFRANCHISOR" means the entity named in the heading of this Agreement as SUBFRANCHISOR.

(t) FRANCHISEE Business: "FRANCHISEE Business" means that activity whereby FRANCHISEE, using the ESCO® System, carries on Real Estate Services under the applicable state licensing statutes or regulations.

(u) Trade Secrets: "Trade Secrets" means information or data, whether developed by ESCO or by others, of or about ESCO, the ESCO® System or any other products or services of ESCO, including, but not limited to, any formula, research and/or development work, invention, proposed product, design, business information, financial data, financial plan, product plan, marketing or sales plan or information, pricing and/or cost information, or list of actual or potential customers, clients, contracts, distributees, vendors, suppliers or manufactures, that: (i) is sufficiently secret to derive economic value from their disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Information that was known to FRANCHISEE prior to its relationship with ESCO, as well as general skills and knowledge, do not constitute Trade Secrets.

4. GRANT OF LICENSE

4.1 Grant of License

Subject to the terms and conditions of this Agreement, SUBFRANCHISOR grants to FRANCHISEE, and FRANCHISEE accepts, a license to use the Proprietary Marks, in connection with FRANCHISEE's operation of the FRANCHISEE Business within the Protected Territory. This license is contemporaneous and conterminous with this Agreement and is granted solely in the context of this Agreement. FRANCHISEE is granted the right to operate one (1) Office within the Protected Territory. Sales by FRANCHISEE outside the Protected Territory are permitted. FRANCHISEE shall not operate any Office, or permit its Sales Representatives to operate any Office, which provides Real Estate Services of any description, other than the Office within the Protected Territory. Except and otherwise provided in this Agreement or in the Operating Manuals, FRANCHISEE will not use any marks, other than the Proprietary Marks, in connection with the FRANCHISEE Business within the Protected Territory. The parties agree that this grant is conditional upon FRANCHISEE obtaining all necessary governmental approvals on or before the Opening Date so that FRANCHISEE is, and continues throughout the term of this Agreement, to be duly qualified, licensed and in good standing for specific geographic areas within the Protected Territory.

4.2 Nature of Grant

The franchise granted by this Agreement is a license only. It is subject to the terms and conditions contained in this Agreement. FRANCHISEE may use and display ESCO's copyrighted materials, Operating Manuals and other Proprietary Marks ("Licensed Rights"), but only in connection with the FRANCHISEE Business and in accordance with the terms and conditions of this Agreement and any operational standards set by SUBFRANCHISOR from time to time during the term of this Agreement. Upon expiration or termination of this Agreement for any reason, FRANCHISEE shall surrender and deliver to SUBFRANCHISOR all of the Licensed Rights, including physical possession of all objects bearing or containing any of the Licensed Rights, and FRANCHISEE shall not thereafter use any of the Licensed Rights.

4.3 Exclusivity

So long as FRANCHISEE is in compliance with this Agreement, neither SUBFRANCHISOR nor ESCO will operate or grant a franchise for the location of another ESCO® System franchise within the Protected Territory. If FRANCHISEE breaches this Agreement, then this Agreement shall become non-exclusive and SUBFRANCHISOR, in addition to all of its other rights and remedies set forth in this

Agreement, will have the right to own, operate, or sell franchises within the Protected Territory. SUBFRANCHISOR retains all rights to locate and operate and grant others the right to locate and operate ESCO® System franchises, or other real estate offices or services operating under a different trademark or service mark, anywhere outside the Protected Territory and on terms and conditions that SUBFRANCHISOR deems appropriate. Further, ESCO retains all rights to develop, operate or franchise the operation of any other business under ESCO trademarks and service marks or under any other trademark or service mark or to engage in any other business activity anywhere inside or outside the Protected Territory.

5. OPENING DATE

The operation of the FRANCHISEE Business by FRANCHISEE shall begin and FRANCHISEE's office shall open on or before ninety (90) days following the Date of this Agreement (the "Opening Date"). The opening of FRANCHISEE's Office shall be confirmed in the "Opening Date Addendum" to be executed by SUBFRANCHISOR and FRANCHISEE. The form of the Addendum is attached to this Agreement as Schedule 2.

6. TERM OF FRANCHISE AGREEMENT

6.1 Initial Term

The term of this Agreement shall commence on the date of this Agreement and, unless sooner terminated as provided in this Agreement, shall expire five (5) years after the date of this Agreement (the "Expiration Date"). This Agreement will not constitute a contract between the parties and will not be enforceable until it is signed by both SUBFRANCHISOR and FRANCHISEE, the Initial Fee has been received by SUBFRANCHISOR and the signed Agreement has been delivered to FRANCHISEE.

6.2 Renewal

If, as of the Expiration Date, FRANCHISEE is in compliance with all the terms of this Agreement, FRANCHISEE shall have the option to renew this Agreement for two (2) additional five (5) year periods each (the "Renewal term"), upon the terms and conditions set forth below:

(a) No Event of Default. No Event of Default shall have occurred, including, but not limited to, meeting and maintaining the performance standards contained in Schedule 3 of this Agreement, at the time FRANCHISEE has given SUBFRANCHISOR the notice of its intention to renew this Agreement or as of the date of the Renewal Term.

(b) FRANCHISEE Notice. FRANCHISEE must give written notice to SUBFRANCHISOR of its intention to renew this Agreement at least six (6) months prior to the Expiration Date.

(c) Renewal Fee. FRANCHISEE shall pay to SUBFRANCHISOR, on or before the first (1st) day of the Renewal Term, a renewal fee of one thousand dollars ($1,000.00).

(d) New Franchise Agreement. FRANCHISEE shall execute the then current form of Franchise Agreement being offered to new FRANCHISEES of ESCO; provided, however, that the quotas and Protected Territory shall not differ from those contained in this Agreement.

(e) Release. FRANCHISEE, on or before the first (1st) day of the Renewal Term, shall execute the then current form of general release in favor of SUBFRANCHISOR, ESCO and their affiliates.

(f) Broker Course. FRANCHISEE shall attend, if SUBFRANCHISOR deems it necessary, the Broker course sponsored by SUBFRANCHISOR or ESCO and attendance shall be at FRANCHISEE's expense.

(g) Office Upgrade. FRANCHISEE shall carry out ESCO's required upgrading, replacements, repairs and improvements to its location and equipment as detailed in writing as part of the renewal agreement within three (3) months of the Renewal Term.

7. FEES

7.1 Initial Fee

Upon the execution of this Agreement, FRANCHISEE shall pay SUBFRANCHISOR the Initial Fee. The Initial Fee is fully earned by SUBFRANCHISOR upon the execution of this Agreement, and no portion of the Initial Fee is refundable. The grant of this Franchise and the payment of the Initial Fee provide FRANCHISEE no rights regarding such other licenses, franchises or additions to the Protected Territory.

7.2 Continuing Fees

Within five (5) business days after the end of each calendar month throughout this Agreement, FRANCHISEE shall pay SUBFRANCHISOR, for the benefit of SUBFRANCHISOR and ESCO, the continuing fees described in the ESCO® Formula set forth in Schedule 4 attached to this Agreement.

7.3 Additional Fees

In addition to the Continuing Fees, FRANCHISEE shall pay the following to SUBFRANCHISOR and ESCO, immediately (unless otherwise indicated) when such amounts are paid or payable to SUBFRANCHISOR ("Additional Fees"):

(a) Ancillary Business. An Ancillary Business Royalty of twenty-five (25%) percent of the Gross Profit earned by FRANCHISEE from Ancillary Business. Payment of the Gross Profit received shall be made on or before midnight of the fifteenth (15th) day of the following month.

(b) Initiation Dues. All Initiation Dues paid or payable from Sales Representatives of FRANCHISEES within the Protected Territory. These dues currently total one hundred and ninety-five dollars ($195) per Sales Representative and must be collected by FRANCHISEE whenever a Sales Representative transfers his/her license to FRANCHISEE.

(c) Annual Dues. All Annual Dues from Sales Representatives paid or payable from Sales Representative of FRANCHISEE. These dues currently total one hundred and ninety-five dollars ($195) per Sales Representative.

(d) Promotional Fund. One hundred percent (100%) of all monthly dues paid or payable from Sales Representatives of Franchisees with the Protected Territory, currently totaling Fifty Dollars ($50) per Sales Representative per month for Promotional Fund.

(e) Training Fund. One hundred percent (100%) of all monthly dues paid or payable from Sales Representatives of Franchisees within the Protected Territory, currently totaling Fifty Dollars ($50) per Sales Representative per month for Training Fund.

7.4 Late Payment Fees and Interest

If FRANCHISEE is late in any payment under this Agreement, FRANCHISEE shall pay SUBFRANCHISOR a late charge equal to twenty (20%) percent of the late payment. Also, FRANCHISEE shall pay SUBFRANCHISOR on all amounts more than thirty (30) days late, interest at the lower of twelve percent (12%) per annum or the highest rate allowed by laws of the jurisdiction in which the Protected Territory is located. Payment to SUBFRANCHISOR of the above amounts shall be made as described in this Agreement. FRANCHISEE shall complete all documents required by

SUBFRANCHISOR to allow SUBFRANCHISOR to collect the funds electronically or by check, in accordance with the systems utilized by SUBFRANCHISOR.

8. FRANCHISEE BUSINESS ENTITY

8.1 Organization

FRANCHISEE shall, at all times, be duly and validly organized and existing and in good standing under the laws of the state of its respective organization. FRANCHISEE shall, at all times be fully licensed or qualified to do business in all jurisdictions in which failure to do so could have an adverse effect on its business or financial condition. FRANCHISEE's organizational documents, including any subsequent amendments, shall be submitted to SUBFRANCHISOR for review and approval prior to the Opening Date. Any approval granted by SUBFRANCHISOR shall not be deemed to be a certification as to the legality or sufficiency of the documents.

8.2 Trade Name and Legal Name

FRANCHISEE shall conduct its business under a trade name that contains the words "ESCO® Global Realty". If FRANCHISEE decides to advertise, promote, or otherwise conduct business by means of the Internet, FRANCHISEE shall also utilize a domain name approved by SUBFRANCHISOR.

The trade name and domain name must be approved by SUBFRANCHISOR in writing. The legal name of FRANCHISEE is identified in Section 1.1 of this Agreement. FRANCHISEE's legal name shall not include "ESCO", "ESCO® Global Realty". The legal name, trade name, or the domain name shall not be changed nor may any rights therein be assigned to any third party without ESCO's and SUBFRANCHISOR's prior written consent. FRANCHISEE shall use and display its name in accordance with the requirements in the Operating Manuals, or as otherwise directed by SUBFRANCHISOR.

8.3 Equity Certificates

All of the equity certificates of FRANCHISEE shall have conspicuously endorsed upon them the following statement: "The interests represented by this certificate are held subject to the ESCO GLOBAL REALTY CORP. Franchise Agreement. Any encumbrance, assignment or transfer is subject to all restrictions imposed by the Franchise Agreement."

8.4 Independent Contractor

FRANCHISEE shall prominently display, in its offices, a certificate setting forth that it is the owner and independent operator of an ESCO® System Franchise Business.

9. OBLIGATIONS OF FRANCHISEE; QUALITY CONTROL

9.1 Conduct of Business

FRANCHISEE shall maintain a high ethical standard in the conduct of its real estate service, shall maintain its office in a clean and orderly manner, and shall provide efficient, courteous and high quality real estate service to the public.

9.2 Compliance with Laws

FRANCHISEE shall at all times hold or cause the Manager to hold a valid real estate broker license and shall maintain good standing and comply with the codes of the local regulatory body that serves its Protected Territory. FRANCHISEE shall cause Manager to devote his or her full time and best efforts to the management and supervision of the Office. FRANCHISEE agrees to ensure that all Sales Representative are supervised by the Manager, and that the Manager will be charged with responsibility

for continuing personal guidance, oversight, day-to-day management, orientation, instruction and supervision of FRANCHISEE's Sales Representatives, and for receipt and timely, appropriate processing of requests, reports or complaints respecting the conduct and professional performance of FRANCHISEE's Sales Representatives. FRANCHISEE shall join and remain a member in good standing and comply with the codes and by-laws of any trade or professional association as may be required by ESCO from time to time. Furthermore, FRANCHISEE shall comply with all local, state, and federal laws, ordinances, rules and regulations relating to FRANCHISEE's business, and shall not engage in any activity or practice which results or may be anticipated to result in litigation or public criticism of ESCO or its business.

9.3 Quota

FRANCHISEE shall have under contract or representing it, the number of Sales Representatives in FRANCHISEE's Office as set out on the attached Schedule 3.

9.4 Identification; Advertising

(a) FRANCHISEE shall feature in the operation of its real estate service and in all materials and advertising the distinguishing characteristics of the ESCO® System, as directed by SUBFRANCHISOR, in a manual of operations and/or in guidelines issued or updated by ESCO from time to time (the "Policy and Procedure Manual").

(b) FRANCHISEE shall, in the use of the distinguishing characteristics of the ESCO® System, identify the FRANCHISEE as the independent owner of a ESCO® System office having an affiliation with a national network of independently owned and operated offices, with the statement "Each Office Independently Owned and Operated" included.

(c) FRANCHISEE shall advertise on the FRANCHISEE's premises other ESCO® System affiliates' offices in conjunction with FRANCHISEE's advertising program.

(d) FRANCHISEE will not allow any of its Sales Representatives to publicly advertise a specific commission schedule in order to attract business specifically to one Sales Representative or partnership of Sales Representatives.

9.5 Signage

FRANCHISEE shall erect an exterior sign at the Office premises, subject to local codes, as directed in the Policy and Procedure Manual.

9.6 Referrals

(a) FRANCHISEE shall use every reasonable means in the Protected Territory to promote the use of the ESCO® System on a national basis to the general public, and shall not permit the advertising of any other real estate office within the Office, except that of another FRANCHISEE or Sales Representative in good standing within the ESCO® System.

(b) FRANCHISEE acknowledges that non-MLS listings or information are to be shared with all Sales Representatives desiring to show that listing. All ESCO® System Sales Representatives shall cooperate to the best of their ability to allow all other Sales Representatives in good standing access to the listed property. The commissions are to be split in a pre-determined manner based on the prevailing practice in the marketplace in which the property is located.

(c) FRANCHISEE acknowledges the importance of the ESCO® System referral system and shall refer each request for real estate services in another city or town only to an ESCO® System affiliate for that city. If there is no ESCO® System affiliate located in such city or town, FRANCHISEE shall refer each such request to ESCO. ESCO will establish procedures and make forms available for referrals between FRANCHISEE and ESCO® System affiliates.

9.7 Compliance with Operations Manual

(a) FRANCHISEE shall strictly observe the most current rules of operation established by SUBFRANCHISOR and ESCO including all operating procedures as set out in the Policies and Procedures Manual issued by ESCO from time to time. It is understood and agreed that the Policy and Procedure Manual is an integral part of the ESCO® System and that adherence to the Manual and its contents by FRANCHISEE is a material consideration for execution of this Franchise Agreement.

(b) FRANCHISEE acknowledges and understands the importance of the ESCO® System and the ESCO Quality Control program and shall strictly adhere to the quality control standards established in the Policy and Procedure Manual.

9.8 Defense of Actions

FRANCHISEE shall assume sole and entire responsibility for fines, lawsuits, proceedings, claims or damage relating to its business, or any costs, expenses or liability by reason of any loss of life or injuries and claimed injuries to persons or property sustained in connection with the operation of its real estate service, and shall indemnify and save ESCO, its directors, officers and employees harmless from any and all liability or expenses that may be so incurred. FRANCHISEE shall name SUBFRANCHISOR and ESCO and each of their directors, officers, employees as additional insureds, and such policies shall not be terminated except on ten (10) days written notice to SUBFRANCHISOR and ESCO. Should such policy be canceled for any reason and to the knowledge of ESCO not replaced, then ESCO may place such insurance, or such other coverage as ESCO determines appropriate, all at the cost of the FRANCHISEE, together with the costs of ESCO in placing such insurance coverage.

9.9 Insurance

(a) FRANCHISEE shall procure and maintain proper business class rated vehicle insurance with underinsured motorist protection and comprehensive third party liability coverage for at least two million ($2,000,000.00) dollars or such other amount as may be required by SUBFRANCHISOR from time to time, covering all vehicles owned, operated and/or licensed by FRANCHISEE and its Sales Representatives in connection with the franchised business. Further, FRANCHISEE shall maintain and keep in force, at its expense, such forms of insurance, including but not limited to, errors and omissions insurance and liability against claims for personal injury, death or property damage, and non-owned automobile coverage, all in the minimum amount of two million ($2,000,000.00) dollars. FRANCHISEE agrees to supervise the procuring and maintaining of such vehicle insurance by all Sales Representatives or employees working out of FRANCHISEE's office.

(b) FRANCHISEE shall, prior to conducting business under this Agreement, deliver to SUBFRANCHISOR certificates of insurance evidencing that such insurance is in full force and effect and FRANCHISEE shall deliver to SUBFRANCHISOR evidence of renewal of all such policies prior to the expiry date of coverage. ESCO reserves the right to disapprove the purchase of the insurance from any certain insurance company should SUBFRANCHISOR feel the coverage may be jeopardized by under capitalization, poor company management or by any other factor. Neither SUBFRANCHISOR nor any persons affiliated with SUBFRANCHISOR will or may derive any income based on or as a result of this right of disapproval.

9.10 Reports; Inspection

(a) On a monthly basis as directed by SUBFRANCHISOR, FRANCHISEE shall file with SUBFRANCHISOR and ESCO a statement in the form prescribed by ESCO showing all Sales Representatives under contract, operating results (units) and monthly gross sales and revenues and other fees for such monthly period, all as prepared internally by FRANCHISEE in accordance with generally accepted accounting principles, and, in addition, within sixty (60) days after the close of the FRANCHISEE's fiscal year, the same statements prepared on the same basis but on an annual basis prepared by and certified by the external accountants of FRANCHISEE being the same statements as used for federal income tax purposes. Within the same time, FRANCHISEE shall file with

SUBFRANCHISOR and ESCO financial statements, being the balance sheet and the results of operation for the year, including gross sales and revenues for said year. Further, FRANCHISEE shall file with SUBFRANCHISOR any other such reports as SUBFRANCHISOR from time to time may reasonably request, in the form prescribed by SUBFRANCHISOR. All statements shall be certified as being true and accurate by FRANCHISEE.

(b) SUBFRANCHISOR will have the right at any time during business hours, and upon reasonable notice to FRANCHISEE to inspect the Office, interview Office personnel and staff and conduct such other reviews and inspections deemed desirable by SUBFRANCHISOR. FRANCHISEE will cooperate with SUBFRANCHISOR representatives in making any such inspections or conducting such interviews and will permit SUBFRANCHISOR representatives to take photographs or videos of the Office. In addition, SUBFRANCHISOR shall have the right at any time during business hours, upon reasonable notice to FRANCHISEE, to inspect and audit, or cause to be inspected and audited, the business and accounting records as well as the financial condition of the Office. FRANCHISEE agrees to cooperate with representatives and accountants hired by SUBFRANCHISOR to conduct any such inspection or audit.

9.11 Exclusive Operations

The sole and exclusive business in the Office established within the Protected Territory pursuant to this Franchise Agreement shall be Real Estate Services operated exclusively pursuant to the terms and conditions of this Franchise Agreement and the ESCO® System, unless otherwise authorized in writing by SUBFRANCHISOR.

9.12 Broker's Council

FRANCHISEE shall join, maintain membership at its expense (if any), and actively participate in the Broker-Owner Council and Sales Advisory Committee as SUBFRANCHISOR or ESCO may establish and shall abide by all rules and regulations as may be established from time to time for the Council and Committee, including any decision reached in accordance with the rules and regulations of the Council or Committee which is directed to ESCO Affiliates. SUBFRANCHISOR reserves the right to assess reasonable financial and other penalties for non-adherence to majority Broker-Owner decisions.

9.13 Supplies

(a) FRANCHISEE shall purchase all supplies bearing the ESCO® System trade name, trademark, service mark, color scheme, or related identifying materials from a source of supply approved by SUBFRANCHISOR and ESCO.

(b) FRANCHISEE shall promptly pay to SUBFRANCHISOR all sums due for supplies ordered and any fees due or sums due to SUBFRANCHISOR under this Agreement.

9.14 Attendance at Initial Training Program

FRANCHISEE shall, at its own expense, prior to opening its Office, and as soon as practicable after execution of this Agreement, arrange to attend and complete the next scheduled management training courses conducted for FRANCHISEES by ESCO in Toronto, Ontario, or such other places as ESCO shall reasonably designate. Upon franchise renewal and at any time while this franchise is in effect, FRANCHISEE shall attend, if ESCO or SUBFRANCHISOR deems it necessary, courses sponsored by ESCO and attendance shall be at FRANCHISEE's expense.

9.15 Sales Representatives

FRANCHISEE shall ensure that all Sales Representatives associated with FRANCHISEE sign independent contractor agreements within ten (10) days of the commencement of their association with FRANCHISEE. FRANCHISEE will complete and submit to SUBFRANCHISOR a Sales

Representative profile on forms approved by ESCO within ten (10) days of the commencement of their association with FRANCHISEE and annually thereafter.

9.16 Office

(a) FRANCHISEE shall cause the Office to be opened and operating and of such size as is reasonable to look after the business anticipated by ESCO, SUBFRANCHISOR and FRANCHISEE and be equipped with furniture, full time secretary and other staff as may be reasonably required, phones, office equipment necessary to conduct a real estate business, operating under the ESCO® System within a period of ninety (90) calendar days from the date of execution of this Agreement (Effective Date), or such other date as the parties may agree, and further shall cause the Office to be open and operating continuously throughout the term of this Franchise Agreement and any renewals of this Agreement.

(b) FRANCHISEE shall establish for its own office operation a fee schedule that provides a range of compensation that independently enhances its own profitability.

(c) Approval Needed for Relocation

(i) SUBFRANCHISOR will allow FRANCHISEE to relocate its Office after a request to relocate is received in writing, provided the new office is located within the Protected Territory. FRANCHISEE has no option, right of first refusal, or similar right to acquire a franchise with respect to any other location absent a written agreement with SUBFRANCHISOR.

(ii) FRANCHISEE may not open a second location or branch office within the Protected Territory without prior written authorization from SUBFRANCHISOR. A second location or branch office will be subject to all of the terms, fees and royalties set forth in this Franchise Agreement.

9.17 System Changes

FRANCHISEE acknowledges that changes in the ESCO® System are necessary to maintain and improve the ESCO® System and to enhance revenues to all interested parties. It is anticipated that the nature of services to be performed by FRANCHISEE under this Agreement will evolve over time, and that programs, policies, standards and specifications will change, the economic terms of the ESCO® System may change and that the changes may be material and may involve expenditure by FRANCHISEE due to the addition or substitution of new equipment, services or suppliers, or an alteration of specifications or standards. FRANCHISEE agrees to promptly comply with such changes.

9.18 Adequate Personnel

FRANCHISEE shall employ adequate and sufficiently trained personnel to meet FRANCHISEE's obligations as set forth in this Agreement and the Operating Manuals.

9.19 Promptly Pay All Fees Due

FRANCHISEE shall pay promptly to SUBFRANCHISOR when due, all fees and charges due under this Agreement and any additional fees or charges incurred for any products, supplies, or services to be furnished by SUBFRANCHISOR, under agreement with SUBFRANCHISOR. Terms for the purchase of products, supplies, and services shall be determined for each purchase.

9.20 Conformance to Standards

FRANCHISEE understands and acknowledges that every detail of the FRANCHISEE business is important to SUBFRANCHISOR and ESCO in order to develop and maintain high and uniform standards of quality, service, facilities and techniques of the ESCO® System, to increase the demand

for services of FRANCHISEES and to protect the reputation and goodwill of ESCO, the ESCO® System and the Proprietary Marks. FRANCHISEE accordingly agrees to strictly comply with all its requirements under this Agreement and to conform to standards and programs identified in the Operating Manuals without alterations, except as approved by ESCO.

10. ANCILLARY BUSINESS

10.1 Ancillary Business by FRANCHISEE

FRANCHISEE shall not directly or indirectly engage in Ancillary Business or otherwise use the Proprietary Marks or any part of the ESCO® System for any purpose or in any manner not expressly set forth in this Agreement without the prior written consent of SUBFRANCHISOR. If Ancillary Business of FRANCHISEE is approved by SUBFRANCHISOR, FRANCHISEE shall report all Ancillary Business activities to SUBFRANCHISOR monthly on or before the fifteenth (15th) day of the following month and shall provide reports on the status and nature of the business as SUBFRANCHISOR shall request. SUBFRANCHISOR shall have the right to deny approval for any proposed Ancillary Business or place such restriction on any approved Ancillary Business as may be necessary to avoid conflict with the ESCO® System as determined by SUBFRANCHISOR in its sole discretion. SUBFRANCHISOR reserves the right to subsequently withdraw approval, in which case the activities shall be wound down in a commercially reasonable manner and time.

SUBFRANCHISOR will not unreasonably withhold or withdraw approval of Ancillary Business provided SUBFRANCHISOR is satisfied that the Ancillary Business is complementary to, and of benefit for, SUBFRANCHISOR and the ESCO® System and will not impose an undue risk or burden on SUBFRANCHISOR, its other SUBFRANCHISORS or FRANCHISEES. If SUBFRANCHISOR denies or withdraws approval, it shall set forth in writing, and in detail, its reasons for the denial. SUBFRANCHISOR's approval of any Ancillary Business shall not be construed as an endorsement of the activity, or of any assurance by SUBFRANCHISOR of the success of the undertaking.

11. APPROVED SUPPLIERS

11.1 Purchase from Approved Supplier

FRANCHISEE may purchase supplies or services from a source of supply designated by ESCO as an Approved Supplier. FRANCHISEE shall be responsible to ensure that it, and each Sales Representative, shall purchase all supplies containing Proprietary Marks required for use in the operation of FRANCHISEE's business only from Approved Suppliers. This includes the ongoing supply to all Sales Representatives of advertising materials, sales aids, signage, business cards, stationery and other forms, as well as all other items that may be specified by ESCO from time to time, and all other items that bear the ESCO® System trademarks.

11.2 Maintain Standardization

FRANCHISEE agrees that the use of the Proprietary Marks solely in the manner prescribed by ESCO is essential to the operation of the ESCO® System. The Proprietary Marks shall conform to the specifications of ESCO as to artwork, lettering, colors, size, construction, and overall appearance. The specifications are used to maintain standardization, uniformity, consistency and quality in all aspects of the operation of the ESCO® System.

11.3 FRANCHISEE's Adherence to Specifications

FRANCHISEE shall conform to all the specifications and quality control standards prescribed by SUBFRANCHISOR, from time to time, with respect to all supplies used by FRANCHISEE.

11.4 Adding Local Suppliers

SUBFRANCHISOR may provide FRANCHISEE with a list of Approved Suppliers. The list may be amended from time to time by ESCO. FRANCHISEE may recommend suppliers doing business in the Protected Territory. ESCO will only accept local suppliers if the supplier executes ESCO's standard form of Approved Supplier Agreement, and the supplies conform with ESCO specifications and quality control standards.

11.5 Requesting Samples of Supplies

ESCO has the right to request samples of any supplies from any supplier of FRANCHISEE in order to ensure that all supplies being used in the Regional Territory conform to ESCO's specifications and quality control standards.

11.6 Substandard Supplies

In order to maintain quality, standardization, uniformity and consistency among all FRANCHISEES, SUBFRANCHISOR and ESCO reserve the right to require FRANCHISEE to remove or cause to be removed from use in the Protected Territory any supplies that do not conform to ESCO's specifications and quality control standards upon seventy-two (72) hours written notice to that effect. Should FRANCHISEE fail to do so, ESCO or SUBFRANCHISOR may remove or cause the supplies to be removed and the FRANCHISEE shall reimburse ESCO and SUBFRANCHISOR upon demand for their costs and expenses, including legal fees, associated with the removal.

12. PROPRIETARY MARKS AND INFORMATION

12.1 ESCO's Exclusive Claim to Proprietary Marks

(a) Nothing in this Agreement gives FRANCHISEE any right, title or interest in or to any of the Proprietary Marks, except a limited license, and specifically, only during the term of this Agreement; to display and use the same according to the terms and conditions of this Agreement. FRANCHISEE understands and agrees that its license to use the Proprietary Marks is non-exclusive. ESCO and SUBFRANCHISOR, in their sole discretion have the right to grant franchises or licenses to others and to license to others the right to use the Proprietary Marks in addition to those franchises and licenses already granted to other FRANCHISEES and SUBFRANCHISORS. SUBFRANCHISOR may develop and license other marks in conjunction with systems other than the ESCO® System, on any terms and conditions SUBFRANCHISOR deems advisable.

(b) FRANCHISEE acknowledges ESCO's claim to the exclusive right, title and interest to the Proprietary Marks and acknowledges, for trademark purposes, that any and all goodwill associated with and identified by the Proprietary Marks, including any goodwill resulting from FRANCHISEE's use of the Proprietary Marks, shall inure directly and exclusively to the benefit of ESCO and is the sole property of ESCO. On the expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with FRANCHISEE's activities as a FRANCHISEE under the Proprietary Marks. If FRANCHISEE transfers the FRANCHISEE Business or an interest in this Agreement, the terms of this Paragraph shall not prevent FRANCHISEE from assigning a value to the goodwill associated with the FRANCHISEE Business as part of the purchase price.

(c) FRANCHISEE acknowledges ESCO's claim to the exclusive right to adopt and use Proprietary Marks for use in the ESCO® System. Except for the trade name described in Section 1.3 of this Agreement, and the domain name described in Section 1.4 of this Agreement, FRANCHISEE will not adopt any mark which would incorporate any feature of, or which might be confusingly similar to, any Proprietary Mark.

12.2 Prohibition Against Disputing ESCO's Rights

FRANCHISEE shall not, directly or indirectly, contest, or aid in contesting the validity or ownership of the Proprietary Marks, or take any action whatever which might affect or prejudice ESCO's rights in the Proprietary Marks during the term of this Agreement and after the expiration or termination of this Agreement.

12.3 Defense of Proprietary Marks

(a) FRANCHISEE shall promptly notify SUBFRANCHISOR and ESCO of any claim, demand, or suit based upon or arising out of any attempt by any other person, firm, or corporation to use the Proprietary Marks, or any colorable variation of the Proprietary Marks. FRANCHISEE shall promptly notify SUBFRANCHISOR and ESCO of any litigation instituted by any person, firm, corporation, or governmental agency against ESCO, SUBFRANCHISOR or FRANCHISEE involving the Proprietary Marks. FRANCHISEE shall promptly tender the defense of any Proprietary Mark action to ESCO and ESCO will defend SUBFRANCHISOR and FRANCHISEE in the action if FRANCHISEE sends the action to SUBFRANCHISOR and ESCO within seven (7) days of FRANCHISEE's receipt of it.

(b) FRANCHISEE shall promptly report all likely infringements of the proprietary Marks to ESCO and SUBFRANCHISOR and shall assist ESCO and SUBFRANCHISOR in resolving conflicts without reimbursement or remuneration. ESCO will investigate likely infringements and will undertake the efforts to protect the Proprietary Marks as it deems reasonable and appropriate. ESCO, at its sole option, may undertake the prosecution of any infringements and shall bear all costs of any prosecution except as otherwise provided in this Agreement.

(c) If ESCO undertakes the defense or prosecution of any litigation relating to the Proprietary Marks, FRANCHISEE agrees, without reimbursement or remuneration, to execute any and all documents and to do such acts and things as, in the opinion of counsel for ESCO, may be reasonably necessary for FRANCHISEE to assist in such defense or prosecution.

12.4 Use of Proprietary Marks

In order to develop and maintain high and uniform standards of quality and service and hence to protect the reputation and goodwill of ESCO, FRANCHISEE covenants:

(a) To adopt and use, for the purposes of this Agreement, at its own expense, any changes in the Proprietary Marks or operating Manuals as if they were a part of the ESCO® System at the time of the execution of this Agreement.

(b) To obtain advance written approval by SUBFRANCHISOR for the total appearance of the trade name and logo containing FRANCHISEE's name or other identifying words.

(c) ESCO and SUBFRANCHISOR shall have the right to inspect, at reasonable times and places, FRANCHISEE's operations of the FRANCHISEE Business, including all corporate and financial records, for compliance with this Agreement and for conformity with the standards, specifications, procedures, and techniques of the ESCO® System. FRANCHISEE shall cooperate with ESCO and SUBFRANCHISOR in the inspection, will render assistance as may be requested and will promptly remedy deficiencies identified by ESCO and SUBFRANCHISOR, whether or not they are identified in a formal notice to cure.

12.5 Operating Manuals

All information in the Operating Manuals shall be deemed confidential and is disclosed to FRANCHISEE only in the context of this Agreement. FRANCHISEE shall at all times treat the Operating Manuals any other manuals created for or approved for use in the operation of the FRANCHISEE Business and the information contained in those manuals as confidential and shall use all reasonable efforts to maintain the manuals and information as secret and confidential.

FRANCHISEE shall not at any time copy, duplicate, record, or otherwise reproduce any of these materials, in whole or in part, except as provided in the Operating Manuals, and shall not otherwise make these materials available to any unauthorized person without ESCO's and SUBFRANCHISOR's prior written consent. FRANCHISEE shall take all reasonable steps necessary to protect and prevent unauthorized disclosure of the Confidential Information, including requiring the execution of confidentiality statements by its Sales Representatives, employees, officers, and directors in such form as is provided by SUBFRANCHISOR.

ESCO shall have the sole authority to add to, delete, or modify the Proprietary Marks, Operating Manuals, or other parts of the ESCO® System, and do so from time to time. FRANCHISEE agrees to adopt and use for the purposes of this Agreement, at its own expense, within a reasonable period of time after receipt of written notice (not to exceed ninety (90) days), any changes in the Proprietary Marks, Operating Manuals or other parts of the ESCO® System at the time of execution of this Agreement. FRANCHISEE, at all times, shall ensure that its copy of the Operating Manual Is kept current and up-to-date. In the event of any dispute as to the contents of any of the Operating Manuals, the terms of the master copy of the Operating Manuals maintained by SUBFRANCHISOR shall control. In order to protect the reputation and goodwill of the ESCO® System and to maintain the uniform standards of operation of the ESCO® System, FRANCHISEE shall ensure the operations of the FRANCHISEE Business in accordance with the Operating Manuals, as updated from time to time by SUBFRANCHISOR. The operating Manuals are on loan to FRANCHISEE and shall remain the sole property of ESCO.

12.6 Modifications

ESCO may, from time to time, add to, delete or modify any or all of the Licensed Marks or the ESCO® System, and as changed, it shall remain the Licensed Marks and the ESCO® System referred to in this Agreement. FRANCHISEE shall, at its own expense, use, or cease using the Licensed Marks, including but not limited to any such modified or additional trade names, trademarks, service marks, logotypes and commercial symbols, in strict accordance with the procedures, policies, rules and regulations contained in the Policy and Procedures Manual in written directives issued by ESCO to FRANCHISEE.

12.7 Improvements

Any improvements in the ESCO® System developed by FRANCHISEE shall become the sole and exclusive property of ESCO, who shall have the right to adopt and perfect them, without compensation to FRANCHISEE.

12.8 Ownership

The FRANCHISEE acknowledges the exclusive right of ESCO and its SUBFRANCHISORs to use the ESCO® System and to grant franchises to others to use the ESCO® System in the conduct of real estate services in other geographic areas.

12.9 Identification

FRANCHISEE shall include on all stationery and printed material, the statement "Each Office Independently Owned and Operated" and shall display the same statement in a prominent place near or inside the main entrance to the Office. This applies also to any pylon and external band signage, but does not need to be included in any advertising of specific properties for sale in any medium.

13. DUTIES OF SUBFRANCHISOR

13.1 Initial Obligations

Within one hundred twenty (120) days of the date of this Agreement, SUBFRANCHISOR will do the following:

(a) Initial Training Program. Make available to FRANCHISEE the Initial Training Program (SUBFRANCHISOR's obligations to provide the Initial Training Program shall apply to the Initial Term of this Agreement, but not for any Renewal Term or transfer). A maximum of four (4) Initial Training programs per year will be offered by SUBFRANCHISOR.

(b) Operating Manuals. Provide to FRANCHISEE, at SUBFRANCHISOR's expense, one (1) copy of each of the Operating Manuals, together with any amendments to the manuals.

13.2 Updates to Operating Manuals

ESCO may review the Operating Manuals periodically, and, update them at its discretion. FRANCHISEE's costs for any updated materials shall be limited to reproduction expense.

13.3 General Obligations

(a) Encourage the use of ESCO® System Real Estate Services on a national basis by members of the public.

(b) Maintain reasonable supervision over FRANCHISEE as often as SUBFRANCHISOR shall deem necessary, to assure compliance with the ESCO® System and the standards as established in the Policy and Procedure Manual from time to time, and to provide general guidance in the management and operations of FRANCHISEE's Office.

(c) Make available to FRANCHISEE, in addition to any relevant parts of the Policy and Procedure Manual, materials containing guidelines for standardizing signs, letterheads, sales, promotional, office, and other similar materials as well as information designed to familiarize FRANCHISEE with the ESCO® System.

(d) SUBFRANCHISOR shall have the right, without the consent of FRANCHISEE, to assign this Agreement in whole or in part and/or to appoint or designate an area representative to provide some or all of the administrative and support services and to carry out some or all of the obligations of SUBFRANCHISOR under this Agreement, including the receipt and collection of some or all fees or other amounts due and owing by FRANCHISEE under this Agreement, provided SUBFRANCHISOR shall at all times remain liable to FRANCHISEE for its obligations hereunder.

13.4 Continuing Relationship

SUBFRANCHISOR shall provide the following to FRANCHISEE as required or requested:

(a) SUBFRANCHISOR has the right to review and approve or disapprove the location, equipment, and interior decorations of the FRANCHISEE's office premises;

(b) SUBFRANCHISOR has the right to review and approve or disapprove each specific FRANCHISEE name;

(c) List of Approved Suppliers;

(d) ESCO® System specifications, and quality control standards;

(e) Any required FRANCHISEE reporting forms;

(f) An introduction of any new element of the ESCO® System; and

(g) Assist in FRANCHISEE's obligations. Such assistance shall be at FRANCHISEE's request. FRANCHISEE shall pay SUBFRANCHISOR's then current charges and related travel and living expenses for these services.

13.5 Limitations

If FRANCHISEE is in default under the terms of this Agreement, SUBFRANCHISOR shall not be required to fulfill its obligations under this Agreement until the default has been cured or resolved in a manner satisfactory to SUBFRANCHISOR.

14. RECORDS

14.1 Maintenance of Records

FRANCHISEE agrees to keep full and complete books and records in accordance with reasonable requirements contained in the Operating Manuals or in other written communications from SUBFRANCHISOR. These shall be maintained and preserved during the term of this Agreement and for a period of three (3) years following its expiration or termination.

14.2 Computer-Based Records

FRANCHISEE shall utilize the computer software and shall submit to SUBFRANCHISOR and ESCO the forms, reports and records as specified and at the times indicated in this Agreement, in the Operating Manuals and in other written communications from SUBFRANCHISOR and ESCO. ESCO is developing a computer based information system for purposes of maintaining a uniform electronic database of FRANCHISEE profiles and other SUBFRANCHISOR and FRANCHISEE books and records. FRANCHISEE agrees to co-operate in the development of this system, to acquire and maintain related computer software and computer equipment adequate to operate this system, to maintain records through this system, and to file and receive reports electronically to and from ESCO and or SUBFRANCHISOR as may be provided by the system.

14.3 Audit

SUBFRANCHISOR or ESCO may inspect or audit FRANCHISEE's tax returns, books, and records at any reasonable time. If the inspection or audit reveals that FRANCHISEE has underpaid any amounts due to SUBFRANCHISOR, then FRANCHISEE immediately shall pay to SUBFRANCHISOR the amount owing. The expense of an inspection or audit of FRANCHISEE shall be paid solely by SUBFRANCHISOR or ESCO, except that if the inspection reveals that any sums due to SUBFRANCHISOR from FRANCHISEE were understated by more than five percent (5%) in any twelve (12) month period, then FRANCHISEE shall pay to ESCO and SUBFRANCHISOR all costs Incurred by ESCO and SUBFRANCHISOR for the inspection, in addition to interest and late fees as provided in this Agreement.

14.4 Right of Entry

SUBFRANCHISOR shall have the right at any reasonable time to enter FRANCHISEE's principal business location and to inspect, review, and verify FRANCHISEE's business records and banking records.

15. TERMINATION

15.1 Termination by FRANCHISEE

FRANCHISEE has the right to terminate this Agreement for "good cause" by complying with the notice requirements set forth in this Agreement. "Good Cause" for termination means any breach of any material provision of this Agreement by SUBFRANCHISOR. In the event of breach by SUBFRANCHISOR or ESCO of any of its material obligations under this Agreement, FRANCHISEE must give SUBFRANCHISOR written notice of the breach and SUBFRANCHISOR shall have sixty (60) days in which to cure the breach to the reasonable satisfaction of FRANCHISEE. If SUBFRANCHISOR does not cure the breach within the time period, FRANCHISEE shall have the right to terminate this Agreement upon giving written notice of termination to SUBFRANCHISOR.

Upon such termination of this Agreement, FRANCHISEE shall have no right with respect to ownership or the use of the Proprietary Marks or any other aspect of the ESCO® System.

15.2 Termination by SUBFRANCHISOR

(a) Events of Default. Set forth below are events of default ("Event of Default"), which, upon their occurrence, give SUBFRANCHISOR the right to terminate this Agreement after notice to FRANCHISEE as described below:

(i) FRANCHISEE fails to pay, when due, any of its financial obligations to SUBFRANCHISOR or ESCO.

(ii) FRANCHISEE breaches any term of this Agreement, or any rule, or any procedure, or any amendment or any supplement established by SUBFRANCHISOR, including but not limited to, the performance requirements set forth in Schedule 3 attached to this Agreement.

(iii) FRANCHISEE sells, leases, assigns, transfers, conveys, gives away, pledges, mortgages or encumbers any direct or indirect interest in this Agreement, or in any way removes the license granted by this Agreement from the actual or legal supervision or control of FRANCHISEE, or attempts to do any of the foregoing without the prior written consent of SUBFRANCHISOR; or any equity or voting interest in FRANCHISEE is assigned or transferred without the prior written consent of SUBFRANCHISOR.

(iv) FRANCHISEE fails to open its principal Office and commence business operations within one hundred twenty (120) days following the date of this Agreement.

(v) FRANCHISEE fails to comply with the provisions of this Agreement, whether corrected after notice or not.

(vi) FRANCHISEE breaches or fails to comply with any requirement, obligation, term, or condition of any ESCO Franchise Agreement.

(vii) FRANCHISEE breaches or fails to comply with any other agreement between FRANCHISEE and ESCO.

(viii) FRANCHISEE fails to be legally qualified to do business in the Protected Territory.

(b) Effect of Default

(i) Upon the occurrence of any Event of Default described above except Section 15.2(a)(i), SUBFRANCHISOR may terminate and cancel this Agreement upon not less than ninety (90) days prior written notice to FRANCHISEE. The notice shall demand immediate cure of the Event of Default and shall advise FRANCHISEE that if the Event of Default specified in the notice is not cured within sixty (60) days after the date of the notice, all rights of FRANCHISEE under this Agreement shall be cancelled and terminated without further notice. Upon the occurrence of an Event of Default described in Section 15.2(a)(i), SUBFRANCHISOR may terminate and cancel this Agreement upon not less than ninety (90) days' prior written notice to FRANCHISEE. The notice shall demand immediate cure of the Event of Default and advise FRANCHISEE that if the Event of Default specified in the notice is not cured within ten (10) days after the date of the notice, all rights of FRANCHISEE under this Agreement shall be cancelled and terminated without further notice.

(ii) Notwithstanding the above, termination shall be effective immediately upon notice of the occurrence of any one or more of the following events: (1) making by FRANCHISEE or any guarantor of this Agreement ("Guarantor") of any general assignment for the benefit of creditors, (2) filing by or against FRANCHISEE or any Guarantor of a petition to have FRANCHISEE or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law

relating to bankruptcy or insolvency (unless, in the case of a petition filed against FRANCHISEE or such Guarantor, the petition is dismissed within sixty (60) days, (3) appointment of a trustee or receiver to take possession of substantially all of FRANCHISEE's assets or Guarantor's assets, where possession is not restored within thirty (30) days, (4) attachment, execution or judicial seizure of substantially all of FRANCHISEE's assets or a Guarantor's assets, (5) FRANCHISEE's or Guarantor's insolvency or admission of an inability to pay its debts as they mature, (6) the dissolution of FRANCHISEE or the death of any Guarantor.

15.3 Damages and Remedies.

(a) If this Agreement is terminated by SUBFRANCHISOR pursuant to this Section 15, or if FRANCHISEE breaches this Agreement by a wrongful termination of this Agreement, then SUBFRANCHISOR will be entitled to seek recovery from FRANCHISEE for all of the damages that SUBFRANCHISOR has sustained or will sustain in the future as a result of FRANCHISEE's breach of this Agreement.

(b) Notwithstanding the above, if FRANCHISEE fails to correct an Event of Default within the applicable time period after receipt of written notice from SUBFRANCHISOR, SUBFRANCHISOR will also have the right, upon written notice to FRANCHISEE, to: (1) terminate the territorial exclusivity of the Regional Territory; (2) reduce the size of the Protected Territory; or (3) accelerate the Franchise performance schedule set forth in Schedule 3 attached to this Agreement.

(c) Nothing in this Agreement will preclude SUBFRANCHISOR from seeking other remedies under state or federal laws or under this Agreement against FRANCHISEE including, but not limited to, attorneys' fees, punitive damages and injunctive relief.

(d) Termination of this Agreement by SUBFRANCHISOR shall not terminate any monetary obligations owed by FRANCHISEE to SUBFRANCHISOR and ESCO. Termination of this Agreement by SUBFRANCHISOR shall not be an exclusive remedy and shall not in any way affect the rights of ESCO to receive, or collect fees or other amounts payable by FRANCHISEE under this Agreement, to enforce the provisions of this Agreement against FRANCHISEE, or to sue for damages, seek and obtain *ex parte* injunctive relief, or to pursue any other equitable remedy for breach of this Agreement by FRANCHISEE. SUBFRANCHISOR shall not be obligated following any termination or cancellation, to refund any amount previously paid by FRANCHISEE under the terms of this Agreement. All provisions in this Agreement concerning obligations of FRANCHISEE to SUBFRANCHISOR following termination of this Agreement shall be deemed to survive the termination of this Agreement.

16. POST TERMINATION RIGHTS AND OBLIGATIONS

16.1 FRANCHISEE's Obligations

Upon the termination or expiration of this Agreement by either party for any reason, FRANCHISEE shall immediately do the following:

(a) Pay all sums owed to SUBFRANCHISOR and ESCO including reasonable attorneys' fees incurred by SUBFRANCHISOR by reason of default on the part of FRANCHISEE;

(b) Cease to operate the FRANCHISEE Business;

(c) Cease the use, by advertising or in any manner whatsoever, the name ESCO® Global Realty, any Proprietary Marks licensed under this Agreement, or any marks confusingly similar to the Proprietary Marks, any domain name, e-mail address or other electronic identifier used by, or associated with the FRANCHISEE Business or any forms, manuals, slogans, signs, marks, symbols, or devices used in connection with the operation of the FRANCHISEE Business;

(d) Turn over to SUBFRANCHISOR, in reasonably good condition, ordinary wear and tear excepted, all copies of the Operating Manuals, written materials relating to the ESCO® System, records, all files

and correspondence relating to FRANCHISEES in the Protected Territory, correspondence with SUBFRANCHISOR, and all other materials in FRANCHISEE's possession relating to the operation of the FRANCHISEE Business. FRANCHISEE may retain FRANCHISEE's original of this Agreement, any correspondence pertaining to the Agreement between SUBFRANCHISOR and FRANCHISEE, FRANCHISEE's minute books and financial records and any other documents which FRANCHISEE reasonably needs for compliance with any provisions of law, but shall deliver copies of such documents to SUBFRANCHISOR, if SUBFRANCHISOR so requests, at SUBFRANCHISOR's expense.

FRANCHISEE shall cause its staff, officers, and directors to comply with such requirements consistent with their obligations to FRANCHISEE, and consistent with former FRANCHISEE's obligations under this Agreement;

(e) If "ESCO" or any derivative and/or variation of it or other Proprietary Marks is part of FRANCHISEE's name, FRANCHISEE must cause its Articles of Incorporation or Organization and/or certificates of authority in each jurisdiction in its Protected Territory, to be amended, changing its name or trade name to delete references to or derivatives or variations of the Proprietary Marks. FRANCHISEE shall furnish SUBFRANCHISOR copies of all documents filed to institute such changes at or about the time such documents are filed;

(f) Should FRANCHISEE receive any monies, directly or indirectly related to this Agreement, after expiration or termination of this Agreement, then FRANCHISEE acknowledges that all such monies are received by it in trust for SUBFRANCHISOR and agrees to promptly turn all such monies over to SUBFRANCHISOR upon receipt. With respect to any such monies received by FRANCHISEE after expiration or termination of this Agreement but which relate to periods prior to termination, FRANCHISEE shall still remit all such monies promptly to SUBFRANCHISOR. SUBFRANCHISOR shall then pay to FRANCHISEE those portions of the amount collected or received by SUBFRANCHISOR which were earned by FRANCHISEE up to the time of expiration or termination within a reasonable time after collection or receipt of same by SUBFRANCHISOR after first deducting any amount then owing by FRANCHISEE to SUBFRANCHISOR;

(g) FRANCHISEE shall immediately assign to SUBFRANCHISOR, or its designee, all of its right, title, and interest in and to Franchise Agreements and Approved Supplier Agreements that have been entered into by FRANCHISEE within the Protected Territory. If FRANCHISEE shall fail to execute individual assignments of the Franchise Agreements and Approved Supplier Agreements to SUBFRANCHISOR promptly upon expiration or termination of this Agreement, the provisions of this section shall in such instance be deemed to constitute an absolute assignment by FRANCHISEE of all of its right, title, and interest in each such ESCO Franchise Agreement and Approved Supplier Agreement to SUBFRANCHISOR or its designee; and

(h) Immediately assign and transfer to SUBFRANCHISOR all of its rights, title and interest in and to all domain names, e-mail addresses, or other electronic identifiers which may be used by, or associated with the FRANCHISEE Business.

16.2 Power of Attorney

Upon the expiration or termination of this Agreement for any reason, SUBFRANCHISOR may, if FRANCHISEE does not do so, execute in FRANCHISEE's name and on its behalf, all documents necessary, in SUBFRANCHISOR's judgment, to end and cause the discontinuance of FRANCHISEE's use of its trade name, copyrights and other Proprietary Marks. If FRANCHISEE fails to act as required by this Section 16, or anywhere else in this Agreement, SUBFRANCHISOR is authorized, in FRANCHISEE's name or otherwise, to take any such action, including, without limitation, signing FRANCHISEE's name or paying any amount so required.

16.3 SUBFRANCHISOR's Right to Operate

Upon expiration or termination of this Agreement for whatever reason, SUBFRANCHISOR shall have the right to immediately establish, operate or grant an ESCO Franchise anywhere within the Protected Territory.

17. ASSIGNMENT OF THIS AGREEMENT

17.1 Assignment by SUBFRANCHISOR

This Agreement may be unilaterally assigned and transferred by SUBFRANCHISOR, without the approval or consent of FRANCHISEE, and it will inure to the benefit of SUBFRANCHISOR's successors and assigns. SUBFRANCHISOR will provide FRANCHISEE with written notice of any such assignment or transfer, and the assignee will be required to fully perform SUBFRANCHISOR's obligations under this Agreement.

17.2 Assignment by FRANCHISEE to Owned or Controlled Corporation

If FRANCHISEE is an individual or partnership, this Agreement may be transferred or assigned by FRANCHISEE to a corporation or limited liability company which is owned or controlled (ownership of at least fifty-one percent (51%) of the issued and outstanding capital stock or equity interests) by FRANCHISEE, provided that FRANCHISEE and all of the shareholders of the assignee corporation or members of the limited liability company (including FRANCHISEE) sign the personal guaranty in the form attached to this Agreement as Schedule 5, and further provided that FRANCHISEE furnishes prior written proof to SUBFRANCHISOR substantiating that the entity will be financially able to perform all of the terms and conditions of this Agreement. FRANCHISEE shall give SUBFRANCHISOR not less than fifteen (15) days written notice prior to the proposed date of assignment or transfer of this Agreement to an owned or controlled corporation or limited liability company of FRANCHISEE; however, the transfer or assignment of this Agreement will not be valid or effective until SUBFRANCHISOR has received the legal documents which its legal counsel deems necessary to properly and legally document the transfer or assignment of this Agreement to the corporation.

17.3 Assignment Due to Death or Permanent Disability of Individual

If FRANCHISEE is an individual, then in the event of the death or permanent disability of FRANCHISEE, this Agreement may be assigned, transferred or bequeathed by FRANCHISEE to any designated person or beneficiary approved by SUBFRANCHISOR. However, the assignment of this Agreement to the transferee, assignee or beneficiary of FRANCHISEE will be subject to the applicable provisions of this Section 17, and will not be valid or effective until SUBFRANCHISOR has approved the transfer, assignment or bequest and has received the properly executed legal documents necessary to properly and legally document the transfer, assignment or bequest of this Agreement, and until the transferee, assignee or beneficiary agrees to be unconditionally bound by the terms and conditions of this Agreement and to personally guaranty the performance of FRANCHISEE's obligations under this Agreement.

17.4 FRANCHISEE's Transfer to Third Party

FRANCHISEE will have the right to transfer, sell or assign this Agreement or an interest in FRANCHISEE to a third party only with the prior written approval of SUBFRANCHISOR. SUBFRANCHISOR will not unreasonably withhold its consent to the transfer, sale or assignment, provided FRANCHISEE and/or the transferee comply with the following conditions:

(a) All of FRANCHISEE's monetary obligations due to SUBFRANCHISOR and ESCO have been paid in full, and FRANCHISEE is not otherwise in default under this Agreement; and

(b) FRANCHISEE has executed a written agreement in a form satisfactory to SUBFRANCHISOR, in which FRANCHISEE agrees to remain primarily liable under this Agreement and to observe all applicable post-transfer obligations and covenants contained in this Agreement; and

(c) The transferee and, as applicable, its partners, shareholders, investors, and guarantors of this Agreement agree to personally guaranty all of FRANCHISEE's obligations under this Agreement, and enter into a written guaranty in a form satisfactory to SUBFRANCHISOR; and

(d) The transferee has demonstrated to SUBFRANCHISOR's satisfaction that he, she or it meets SUBFRANCHISOR's managerial, financial and business standards for new SUBFRANCHISORS, possesses a good business reputation and credit rating, and possesses the aptitude and ability to operate the FRANCHISEE Business in an economic and businesslike manner (as may be evidenced by prior related business experience or otherwise); and FRANCHISEE has paid the transfer fee required under Section 17.6.

17.5 Acknowledgment of Restrictions

FRANCHISEE acknowledges and agrees that the restrictions imposed by SUBFRANCHISOR on the transfer of this Agreement are reasonable and necessary to protect the goodwill associated with the ESCO® System and the Proprietary Marks, as well as SUBFRANCHISOR's reputation and image, and are for the protection of SUBFRANCHISOR, FRANCHISEE, and all other FRANCHISEES. Any assignment or transfer of this Agreement permitted by this Section 17 will not be effective until SUBFRANCHISOR receives fully executed copies of all documents relating to the assignment or transfer, and SUBFRANCHISOR has consented in writing to the assignment or transfer.

17.6 Transfer Fee

If, pursuant to this Section 17, this Agreement is assigned, transferred or bequeathed by FRANCHISEE to another person or entity, or if the shareholders or members of FRANCHISEE assign, transfer or bequeath over fifty percent (50%) of their investment to another person or entity, then FRANCHISEE will pay SUBFRANCHISOR a transfer fee of One Thousand Dollars ($1,000.00) for the costs incurred by SUBFRANCHISOR for attorneys' fees, accountants' fees, training, out-of-pocket expenses, long distance telephone calls, administrative costs, and the time of its officers and employees. The transfer fee must be paid by FRANCHISEE to SUBFRANCHISOR prior to the date of transfer.

18. FRANCHISEE'S COVENANTS NOT TO COMPETE; CONFIDENTIALITY

18.1 In-Term Covenant Not to Compete

FRANCHISEE and FRANCHISEE's shareholders, partners or members, will not, during the term of this Agreement, on their own account or as an employee, agent, consultant, partner, officer, director or shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in or assist any person or entity engaged in any real estate business, or other related business that is in any way competitive with or similar to the business conducted by SUBFRANCHISOR or FRANCHISEES, nor offer products or services that are offered by SUBFRANCHISOR , whether or not implemented in the United States, except with the prior written consent of SUBFRANCHISOR.

18.2 Post-Term Covenant Not to Compete

FRANCHISEE and FRANCHISEE's shareholders, partners or members will not, for a period of one (1) year after the termination or expiration of this Agreement, on their own account or as an employee, agent, consultant, partner, officer, director or shareholder of any other person, firm, entity, partnership or corporation own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in or assist any person or entity engaged in any real estate business, or other related business that is in any way competitive with or similar to the business conducted by ESCO or ESCO FRANCHISEES and which is located within the Protected Territory. The parties expressly agree that the time and

geographical limitations contained in this section are reasonable and necessary to protect SUBFRANCHISOR and FRANCHISEES if this Agreement expires or is terminated for any reason.

18.3 Confidentiality

Except as required to perform its obligations to SUBFRANCHISOR and ESCO, or except with SUBFRANCHISOR's and ESCO's prior written approval, FRANCHISEE shall not distribute, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (i) any Trade Secrets at any time (during or after the termination of this Agreement for any reason) during which such information or data shall continue to constitute a "trade secret" under applicable law; and (ii) any Confidential Information during the term of this Agreement and for a period of twenty four (24) months thereafter, regardless of the reason or method of termination. FRANCHISEE acknowledges that the Trade Secrets and Confidential Information constitutes a unique and valuable asset of SUBFRANCHISOR and ESCO which was communicated to FRANCHISEE in confidence in the course of FRANCHISEE's performance of its obligations under this Agreement, and that any disclosure or unauthorized use of such information other than for the benefit of the ESCO and SUBFRANCHISOR would be wrongful and would cause irreparable harm to ESCO and SUBFRANCHISOR.

18.4 Severability

It is the desire and intent of the parties to this Agreement, including FRANCHISEE's shareholders, partners or members, that the provisions of this section be enforced to the fullest extent permissible under the laws and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any part of this section is adjudicated to be invalid or unenforceable, then this section will be deemed amended to modify or delete that portion thus adjudicated to be invalid or unenforceable, the modification or deletion to apply only with respect to the operation of this section and the particular jurisdiction in which such adjudication is made. Further, to the extent any provision of this section is deemed unenforceable by virtue of its scope or limitation, the parties to this Agreement, including FRANCHISEE and FRANCHISEE's shareholders, partners or members, agree that the scope and limitation provisions will, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction where enforcement is sought.

19. ARBITRATION; VENUE

Except as provided in Section 27 of this Agreement, claims, disputes or other matters in question arising out of or relating to this Agreement or the breach of this Agreement shall be subject to and decided by mediation or arbitration in Milwaukee, Wisconsin. The mediation or arbitration shall be conducted in accordance with the Rules of the American Arbitration Association currently in effect. The arbitrators shall permit discovery to the same extent as authorized by Rules 26-37 of the Federal Rules of Civil Procedure. Any award rendered by the arbitrator or arbitrators may be entered in any court having competent jurisdiction and shall be binding, final and not appealable.

In addition to and prior to arbitration, SUBFRANCHISOR and FRANCHISEE shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter In question would be barred by the applicable statutes of limitations.

Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

20. LIMITATION OF ACTIONS

Any claim, demand, or cause of action based on any provision of this Agreement shall be barred unless raised within two (2) years of the occurrence, with the exception of those provisions pertaining to the payment of fees, the requirement to maintain insurance, and the indemnification and hold harmless provisions of this Agreement.

21. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

SUBFRANCHISOR and FRANCHISEE intend by this Agreement to establish the relationship of SUBFRANCHISOR and FRANCHISEE. This Agreement does not constitute either party an agent, legal representative, joint venturer, partner, employee, or servant of the other party for any purpose whatsoever. FRANCHISEE shall be an independent contractor and is no way authorized and shall not make any contract, agreement, warranty, or representation on behalf of SUBFRANCHISOR or ESCO or create any obligation, express or implied, on behalf of SUBFRANCHISOR or ESCO.

Under no circumstances shall either party be liable for any act, omission, contract, debt, or other obligation of the other party. FRANCHISEE shall indemnify and save ESCO and SUBFRANCHISOR, their officers, directors, employees, and officials harmless against any such claim and the cost of defending each such claim arising, directly or indirectly, from, as a result of, or in connection with FRANCHISEE's operation of the FRANCHISEE's Business during and after the term of this Agreement, or out of its conduct of any Ancillary Business. This indemnification shall include claims relating to all services that FRANCHISEE has agreed to or subsequently agrees to or undertakes to perform. SUBFRANCHISOR shall indemnify and save FRANCHISEE harmless against any claim arising, directly or indirectly, from or as a result of SUBFRANCHISOR's acts, omissions, contracts, debts, or obligations, and against the cost of defending against any such claim. FRANCHISEE shall pay all fees and expenses incurred by SUBFRANCHISOR, including reasonable attorneys' fees, should SUBFRANCHISOR commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision of this Agreement, whether by arbitration, judicial or quasi-judicial action or otherwise.

22. NOTICE

All notices required or permitted to be given by this Agreement shall be written and shall be delivered personally or by certified or registered mail, return receipt requested, or by such other method of delivery for which proof of delivery is furnished. Notice to FRANCHISEE shall be delivered to the principal place of business of FRANCHISEE as identified in the FRANCHISEE Information section of this Agreement. Notice(s) to SUBFRANCHISOR and changes of address of FRANCHISEE shall be delivered to the following address, or to such other place as SUBFRANCHISOR may from time to time designate by written notice to FRANCHISEE:

____

____

____

____

Notice shall be deemed given at the earlier of the time of receipt of such notice by the party on whom it is being served, upon refusal to accept delivery of such notice by such party, or upon return of undelivered notice to the sender.

23. ENTIRE AGREEMENT

This Agreement which includes the documents referred to in it and the Schedules and Exhibits attached to it, constitutes the entire, full and complete Agreement between SUBFRANCHISOR and FRANCHISEE concerning the subject matter contained in it. This Agreement supersedes all prior agreements, including but not limited to any prior franchise agreements and any "Letters of Understanding". There are no representations, inducements, promises, or agreements, oral or otherwise, between the parties embodied in this Agreement which are of any force or effect with reference to this Agreement or otherwise. Subsequent to the execution of this Agreement,

SUBFRANCHISOR and FRANCHISEE may not modify or supplement this Agreement except by a written document executed by both parties.

24. INJUNCTIVE RELIEF

FRANCHISEE and FRANCHISEE's shareholders, partners or members, agree that the provisions of this Agreement are necessary to protect the legitimate business interests of SUBFRANCHISOR and ESCO and FRANCHISEES including, without limitation, prevention of damage to or loss of goodwill associated with the Proprietary Marks, prevention of the unauthorized dissemination of marketing, promotional and other confidential information to competitors of SUBFRANCHISOR and FRANCHISEES, protection of ESCO's trade secrets, and the integrity of the ESCO® System, and the prevention of duplication of the System. FRANCHISEE agrees that damages alone cannot adequately compensate ESCO if there is a violation of this section by FRANCHISEE or FRANCHISEE's shareholders, partners or members, and that injunctive relief against FRANCHISEE, FRANCHISEE's shareholders, partners or members, is essential for the protection of ESCO and FRANCHISEES. SUBFRANCHISOR and/or ESCO will be entitled to seek the entry of temporary and permanent injunctions and orders of specific performance enforcing the provisions of this Agreement relating to: (i) the Proprietary Marks and the ESCO® System; (ii) the obligations of FRANCHISEE upon termination or expiration of this Agreement; (iii) assignment of this Agreement or ownership interests of FRANCHISEE; (iv) the covenants not to compete; (v) confidentiality; or (vi) any act or omission by FRANCHISEE, FRANCHISEE's employees or FRANCHISEE's agents that, 1) constitutes a violation of any applicable law, ordinance or regulation, 2) is dishonest or misleading, or 3) may impair the goodwill associated with the Proprietary Marks and the ESCO® System. Neither SUBFRANCHISOR nor ESCO will be required to post a bond or other security in any action where SUBFRANCHISOR or ESCO is seeking to enjoin FRANCHISEE and/or FRANCHISEE's shareholders, partners or members, from violating this Agreement. FRANCHISEE will indemnify SUBFRANCHISOR and ESCO for all costs that it incurs in any such proceedings including, without limitation, reasonable attorneys' fees, expert witness fees, costs of investigation, court costs, accounting fees, travel and living expenses, and all other related costs incurred by SUBFRANCHISOR and ESCO. SUBFRANCHISOR and/or ESCO will be entitled to obtain injunctive relief against FRANCHISEE without the posting of any bond or security.

25. ACKNOWLEDGMENTS

25.1 Business Risk; No Financial Projections

FRANCHISEE acknowledges that it has conducted an independent investigation of the ESCO® System and recognizes that the business venture contemplated by this Agreement involves business and economic risks and that the success of the FRANCHISEE Business will be primarily dependent upon the personal efforts of FRANCHISEE, its management and its employees. SUBFRANCHISOR expressly disclaims the making of, and FRANCHISEE acknowledges that it has not received, any estimates, projections, warranties or guarantees, express or implied, regarding potential gross revenues, income, profits, expense or the financial or business success of the FRANCHISEE Business or any other matters pertaining to the FRANCHISEE Business from SUBFRANCHISOR or any of SUBFRANCHISOR's officers, employees or agents that were not contained in the Uniform Franchise Offering Circular received by FRANCHISEE (hereinafter referred to in this provision as "Representations").

FRANCHISEE further acknowledges that if it had received any such Representations, it would not have executed this Agreement, and FRANCHISEE would have: i) promptly notified the president of SUBFRANCHISOR in writing of the person or persons making such Representations; and ii) provided to SUBFRANCHISOR a specific written statement detailing the Representations made.

25.2 No Income or Refund Warranties

FRANCHISEE acknowledges that SUBFRANCHISOR does not warrant or guaranty that: i) FRANCHISEE will derive income from the FRANCHISEE Business; or ii) SUBFRANCHISOR will refund all or any part of the price paid for FRANCHISEE's real estate office, or repurchase any of the products, merchandise, furniture, fixtures, equipment, supplies or chattels supplied by

SUBFRANCHISOR or an Approved Supplier if FRANCHISEE is unsatisfied with the FRANCHISEE Business.

25.3 Legal Representation

FRANCHISEE acknowledges that this Agreement constitutes a legal document that grants certain rights to and imposes certain obligations upon FRANCHISEE. FRANCHISEE should consult an attorney or other advisor prior to the execution of this Agreement, to review SUBFRANCHISOR's Uniform Franchise Offering Circular, to review this Agreement in detail, to review all other legal documents, to review the economics, operations and other business aspects of the real estate office, to determine compliance with franchising and other applicable laws, to advise FRANCHISEE about all federal, state and local laws, rules, ordinances, special regulations and statutes that may apply to FRANCHISEE's real estate office, and to advise FRANCHISEE about its economic risks, liabilities, obligations and rights under this Agreement.

25.4 Other FRANCHISEES

FRANCHISEE acknowledges that other FRANCHISEES have or will be granted Franchise Agreements by SUBFRANCHISOR at different times and in different situations, and further acknowledges that the terms and conditions of such Subfranchise Agreements may vary substantially in form and substance from those contained in this Agreement.

25.5 Receipt of Franchise Agreement and Uniform Franchise Offering Circular

FRANCHISEE acknowledges that it received a copy of this Agreement with all material blanks fully completed at least five (5) business days prior to the date that this Agreement was executed by FRANCHISEE. FRANCHISEE further acknowledges that it received a copy of SUBFRANCHISOR's Uniform Offering Circular at least ten (10) business days prior to the date on which this Agreement was executed by the FRANCHISEE.

25.6 FRANCHISEE Representation

FRANCHISEE represents that it is not obtaining the franchise for speculative or investment purposes, and that it intends to operate the ESCO® System in accordance with the terms of this Agreement.

26. DISCLAIMER. SUBFRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES REGARDING THE SALES, EARNINGS, INCOME, PROFITS, GROSS REVENUES, BUSINESS OR FINANCIAL SUCCESS, OR VALUE OF FRANCHISEE BUSINESS THAT WERE NOT CONTAINED IN THE UNIFORM FRANCHISE OFFERING CIRCULAR RECEIVED BY FRANCHISEE.

27. GOVERNING LAW; STATE MODIFICATIONS

27.1 Governing Law

Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sec. 1051 et seq.), this Agreement and the relationship between SUBFRANCHISOR and FRANCHISEE will be governed by the laws of the state in which the Protected Territory is located. If the Protected Territory contains more than one (1) state, then this Agreement and the relationship between SUBFRANCHISOR and FRANCHISEE will be governed by the laws of the state in which FRANCHISEE's principal place of business is located, as indicated in Section 1.9 of this Agreement. The provisions of this Agreement which conflict with or are inconsistent with applicable governing law will be superseded and/or modified by such applicable law only to the extent such provisions are inconsistent. All other provisions of this Agreement will be enforceable as originally made and entered into upon the execution of this Agreement by FRANCHISEE and SUBFRANCHISOR.

27.2 State Modifications

If the Protected Territory is located in any one of the states indicated below, or if the laws of any such state are otherwise applicable, then the designated provisions of this Agreement will be amended and revised as follows:

(a) CALIFORNIA. If this Agreement is governed by the laws of the State of California, then 1) the covenant not to compete upon termination or expiration of this Agreement contained in Section 25 may be unenforceable, except in certain circumstances provided by law; and 2) the consent by SUBFRANCHISOR to venue in Wisconsin contained in Section 26 is not enforceable; provided, however, that such inapplicability in the State of California will not be construed to mean that venue in Wisconsin is improper.

(b) ILLINOIS. If this Agreement is governed by the laws of the State of Illinois, then: 1) the consent by FRANCHISEE to venue in Wisconsin contained in Section 26 may be inapplicable; provided, however, that such inapplicability in the State of Illinois will not be construed to mean that venue in Wisconsin improper, and 2) the acknowledgments made by FRANCHISEE in Section 25 are not allowed under the Illinois Franchise Disclosure Act.

(c) INDIANA. If this Agreement is governed by the laws of the Sate of Indiana, then 1) the general release required as a condition of renewal pursuant to Section 6.2 or transfer pursuant to Section 17 shall not prospectively require SUBFRANCHISOR to relieve ESCO or any person or entity from liability to be imposed by Indiana Code, Title 2, Chapter 2.7; 2) the geographical limitation contained in Section 25.2 will be limited to within the Regional Territory; 3) Section 24 which states SUBFRANCHISOR is entitled to injunctive relief may be inapplicable; rather, SUBFRANCHISOR is entitled to seek injunctive relief; 4) the consent by FRANCHISEE to venue in Wisconsin contained in Section 26 may be inapplicable; provided, however, that such inapplicability in the State of Indiana will not be construed to mean that venue in Wisconsin is improper; 5) with respect to the indemnification by the FRANCHISEE pursuant to this Agreement, such indemnification shall exclude any indemnification for liability caused by the FRANCHISEE's proper reliance on or use of procedures or materials provided by the SUBFRANCHISOR or caused by SUBFRANCHISOR's negligence; 6) any limitation of action pursuant to Section 20 of this Agreement is subject to the superceding provisions of Ind. Code §23-2-2.5-30 and Ind. Code §23-2-2.7-7, which provide for three years from the date of discovery and two years from the date of the violation, respectively, in which to bring an action; and 7) notwithstanding any provisions of this Agreement to the contrary, a court of competent jurisdiction will determine (a) whether damages alone can adequately compensate SUBFRANCHISOR if there is a violation of Section 27 by FRANCHISEE, FRANCHISEE's shareholders or the partners or members, as the case may be, and (b) whether SUBFRANCHISOR will be required to post a bond or other security, and the amount of such bond or other security, in any injunctive proceeding commenced by SUBFRANCHISOR against FRANCHISEE, FRANCHISEE's shareholders or the partners or members, as the case may be.

(d) MARYLAND. If this Agreement is governed by the laws of the State of Maryland, then 1) the general release required as a condition of the renewal pursuant to Section 6.2 or transfer pursuant to Section 17 shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law; 2) any claim by FRANCHISEE arising under the Maryland Franchise Registration and Disclosure Law may be commenced in the State of Maryland, and SUBFRANCHISOR consents to such jurisdiction for the limited purpose of complying with Section 14-216(c)(25) of the Maryland Franchise Registration and Disclosure Law; provided, however, that SUBFRANCHISOR's consent to be sued pursuant to this section are expressly limited to any action commenced by FRANCHISEE arising under the Maryland Franchise Registration and Disclosure Law. Any claim arising under the Maryland Franchise Registration and Disclosure Law must be brought within 3 years after the Effective Date; and 3) the acknowledgments made by FRANCHISEE contained in Section 25.1 of this Agreement will not be construed to act as a waiver of FRANCHISEE's rights under the Maryland Franchise Registration and Disclosure Law, Md. Ann. Code, Article 56, Sec. 345 et seq.

(e) MINNESOTA. If this Agreement Is governed by the laws of the State of Minnesota, then: 1) Section 15 will be amended to require, except in certain specified cases, that in the event SUBFRANCHISOR provides the FRANCHISEE with written notice that FRANCHISEE has breached this Agreement, such written notice will be provided to FRANCHISEE at least ninety (90) days prior to the date this Agreement Is terminated (160 days notice for non-renewal) by SUBFRANCHISOR, and FRANCHISEE will have sixty (60) days after receipt of the written notice within which to correct the breach specified in the written notice; 2) the general release required as a condition of the renewal pursuant to Section 6.2 or transfer pursuant to Section 17 shall not apply to any liability under the Minnesota Franchise Law, Minn. Rule 2860.4400D; 3) the acknowledgment made by FRANCHISEE contained in Section 25 of the Franchise Agreement will not be construed to act as a waiver of FRANCHISEE's rights under the Minnesota Franchise Registration and Disclosure Law, Minn. Rule 2860.4400J. Additionally, Section 24 of the Franchise Agreement shall not be construed to act as FRANCHISEE's consent to ESCO obtaining injunctive relief, however ESCO may seek injunctive relief, and a court will determine if a bond is required. A court of competent jurisdiction will determine whether SUBFRANCHISOR will be required to post a bond or other security, and the amount of such bond or other security; 4) SUBFRANCHISOR will protect FRANCHISEE's right to use the Proprietary Marks and/or indemnify FRANCHISEE from any loss, costs or expenses arising out of any claim, suit or demand regarding use of the Proprietary Marks; 5) notwithstanding anything in this Agreement to the contrary, no provision in this Agreement shall, in any way, abrogate or reduce any right of FRANCHISEE as provided by the Minnesota Franchise Law, Minn. Rule 2860.4400J; and 6) Minn. Stat. §80C.21 and Minn. Rule 2860.4400J prohibit ESCO from requiring litigation to be conducted outside Minnesota; provided, however, that such provision shall not be construed to mean that venue in Wisconsin is improper. In addition, nothing in the offering circular or Franchise Agreement can abrogate or reduce any of the rights of SUBFRANCHISOR as provided for in Minnesota Statutes, Chapter 80C, or FRANCHISEE's rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction. All actions pursuant to Minn. Stat. §80C.17 must be commenced within three (3) years after the cause of action occurs.

(f) NORTH DAKOTA. If this Agreement is governed by the laws of the Sate of North Dakota, then: 1) Section 15 of this Agreement will be amended to require that, in the event SUBFRANCHISOR provides FRANCHISEE with written notice that FRANCHISEE has breached this Agreement, FRANCHISEE will have thirty (30) days after receipt of the written notice within which to correct the breach; 2) the covenant not to compete upon termination or expiration of this Agreement contained in Section 16 may be unenforceable, except in certain circumstances provided by law; 3) the site for mediation contained in Section 26 will be agreeable to the parties; and 4) the consent by FRANCHISEE to venue in Wisconsin contained in Section 26 may be inapplicable; provided however, that such inapplicability in the State of North Dakota will not be construed to mean that venue in Wisconsin is improper.

(g) SOUTH DAKOTA. If this Agreement is governed by the laws of the State of South Dakota, then: 1) Section 15 of this Agreement will be amended to require that, in the event SUBFRANCHISOR provides FRANCHISEE with written notice that FRANCHISEE has breached this Agreement, FRANCHISEE will have thirty (30) days after receipt of such written notice within which to correct the breach; 2) the covenant not to compete upon termination or expiration of this Agreement contained in Section 18 may be unenforceable, except in certain circumstances provided by law; 3) Section 19 of this Agreement will be amended to provide that in the event either party makes demand for mediation, such mediation will be conducted in a mutually agreed upon site; 4) any provision of this Agreement which designates jurisdiction or venue outside of the State of South Dakota is void with respect to any cause of action which is otherwise enforceable in the State of South Dakota; and 5) pursuant to SDCL 37-5A 86, any acknowledgment, provision, disclaimer or integration clause or other provision having a similar effect in this Agreement will not negate or act to remove from judicial review any statement, misrepresentation or action that violates Chapter 37-5A or a rule or order under Chapter 37-5A.

(h) WISCONSIN. If the laws of the State of Wisconsin govern this Agreement, then the provisions of the Wisconsin Fair Dealership law, Wis. Stat. Chapter 135, will supersede any conflicting terms of this Agreement.

28. MISCELLANEOUS

28.1 Nonwaiver

Waiver of any specific act of default by either party shall not prevent either party from exercising any rights to terminate this Agreement or take other such action upon the same or similar default at any future date subject to the time limit established by Section 20 of this Agreement.

28.2 Severability

Each paragraph, part, term, and/or provision of this Agreement shall be considered several. If, for any reason, any paragraph, part, term, and/or provision of this Agreement is determined to be invalid, contrary to, or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, then, to the extent feasible, the paragraph, part, term and/or provision shall be deemed amended to conform with the applicable law or regulation. To the extent the amendment is not feasible, the invalid or conflicting parts, terms, and/or provisions shall be deemed not to be a part of this Agreement. Any invalidity or conflict of any paragraph, part, term and/or provision of this Agreement with any existing or future law or regulation by a court of agency having valid jurisdiction shall not impair the operation of or affect the remaining portions, paragraphs, parts, terms, and/or provisions of this Agreement, which shall continue to be given full force and effect and bind the parties.

28.3 Costs of Enforcement

FRANCHISEE shall pay all costs and reasonable attorneys' fees incurred or paid by SUBFRANCHISOR and ESCO by reason of or in connection with any and all of the following:

(a) Any suit in which SUBFRANCHISOR and/or ESCO may be made a party to litigation because of its being a party to this Agreement when SUBFRANCHISOR and ESCO is not engaged in any wrongful conduct;

(b) Any dispute arising out of this Agreement; or

(c) Any other measures taken by ESCO to enforce this Agreement.

All amounts payable under this section shall include costs and reasonable attorneys' fees through and including all arbitration, appellate levels and post-judgment proceedings, and including fees paid or incurred by SUBFRANCHISOR and ESCO during bankruptcy proceedings.

28.4 Headings

Paragraph or subparagraph headings are for reference purposes only and shall not in any way modify or limit the statements contained in any paragraph or subparagraph. All words in this Agreement shall be deemed to include any number or gender as the context or sense of this Agreement requires.

28.5 Joint and Several Liability

If FRANCHISEE consists of more than one (1) individual or entity, then the liability of all the individuals or entities under this Agreement will be deemed to be joint and several.

28.6 No Oral Modification

No oral modification, change, addition, rescission, release, amendment or waiver of this Agreement and no approval, consent or authorization required by any provision of this Agreement may be made except by a written agreement subscribed to by a duly authorized officer or partner of FRANCHISEE and the president or duly authorized officer of SUBFRANCHISOR.

28.7 Reasonable Consent; Timeliness

Whenever this Agreement may require the consent or approval of either party, the consent or approval shall not be unreasonably withheld. Response to requests for approval shall be given within a reasonable period of time.

28.8 Executory Contract. The parties agree that this Agreement shall be construed as an executory contract.

28.9 Currency. All monetary obligations due under the terms of this Agreement shall be made in U.S. funds.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

SUBFRANCHISOR		**FRANCHISEE**	
By (Name)		By (Name)	
Authorized Signature	Date	Authorized Signature	Date
		By (Name)	
		Authorized Signature	Date

©2004 ESCO Global Realty Corp.

SCHEDULE 1 TO THE FRANCHISE AGREEMENT
DESCRIPTION OF THE PROTECTED TERRITORY ADDENDUM

1. The following information is deemed a part of the Franchise Agreement between the parties identified below, dated ______________________________, ____________.

2. The geographical boundaries of the Protected Territory are as indicated on the map attached to this Schedule. The Protected Territory is further described as follows:

____

____

____

____

____

SUBFRANCHISOR

____
By (Name)

____
Authorized Signature Date

FRANCHISEE

____
By (Name)

____
Authorized Signature Date

____
By (Name)

____
Authorized Signature Date

SCHEDULE 2 TO THE FRANCHISE AGREEMENT
OPENING DATE ADDENDUM

1. The following information is deemed a part of the Franchise Agreement between SUBFRANCHISOR and the party identified below dated____________________, ______.

2. The Opening Date as identified in the Subfranchise Agreement agreed to by SUBFRANCHISOR and the FRANCHISEE is the ____ day of _______________, ______, and FRANCHISEE represents that the following specific requirements have been completed:

a) FRANCHISEE office location has been communicated to SUBFRANCHISOR.

b) All filings required to do business by FRANCHISEE are completed and approved. FRANCHISEE represents the filings allow FRANCHISEE to operate as ____

c) Proof that SUBFRANCHISOR and ESCO have each been named as an additional insured on FRANCHISEE's insurance policies has been furnished to SUBFRANCHISOR.

d) The Initial Training Program, including system orientation, has been completed by FRANCHISEE.

e) All required bank and trust accounts have been opened by FRANCHISEE.

3. Other requirements as agreed upon by between SUBFRANCHISOR and FRANCHISEE.

a) ____

b) ____

c) ____

SUBFRANCHISOR

____
By (Name)

____
Authorized Signature Date

FRANCHISEE

____
By (Name)

____
Authorized Signature Date

____
By (Name)

____
Authorized Signature Date

SCHEDULE 3 TO THE FRANCHISE AGREEMENT

SALES REPRESENTATIVE PERFORMANCE STANDARDS FOR FRANCHISEE

Pursuant to Section 7.5 of the Franchise Agreement between the parties below, the performance standards for the number of Sales Representatives for each ESCO office in the Protected Territory shall be as follows:

1. No less than 7______ Sales Representatives on_____________________, being twelve (12) months from the Effective Date of the Franchise Agreement.

2. No less than 15_____ Sales Representatives on_____________________, being twenty-four (24) months from the Effective Date of the Franchise Agreement.

3. No less than 24_____ Sales Representatives on_____________________, being thirty-six (36) months from the Effective Date of the Franchise Agreement.

SUBFRANCHISOR		**FRANCHISEE**	
By (Name)		By (Name)	
Authorized Signature	Date	Authorized Signature	Date
		By (Name)	
		Authorized Signature	Date

SCHEDULE 4 TO THE FRANCHISE AGREEMENT
ESCO® Formula

(A copy of the ESCO® Formula document follows this page.)

THE ESCO® FORMULA

1. BACKGROUND

ESCO GLOBAL REALTY CORP. ("ESCO") provides centralized control over all ESCO SUBFRANCHISORS and FRANCHISEES with regard to the establishment and enforcement of all policies, procedures, standards, and business activities of ESCO. ESCO is not licensed as a real estate broker in any jurisdiction and therefore, does not belong to any Real Estate Board. ESCO has established the following formula (the "Formula") for the allocation, collection and payment of transaction fees and commissions, and for the participation in the ESCO Stock Purchase Plan and ESCO Share Purchase Rights Plan.

2. EFFECTIVE DATE

The Effective Date for a Sales Representative is defined as the date on which the Sales Representative's license is formally registered under the FRANCHISEE's Real Estate Broker's License and the Sales Representative has executed a Sales Representative Agreement approved by ESCO. Both the signing of the Sales Representative's Agreement and the registration of the Real Estate license are prerequisites to generate the remuneration package outlined in this document. Sales Representative means all licensed Real Estate Agents, Brokers and Associate Brokers performing services as an employee or independent contractor for an ESCO FRANCHISEE.

The Effective Date for non-licensed persons under written contract with an ESCO SALES REPRESENTATIVE, FRANCHISEE, ESCO SUBFRANCHISOR or ESCO is defined as the date that a written contract is executed with a SALES REPRESENTATIVE, FRANCHISEE, SUBFRANCHISOR or ESCO.

3. OWN YOUR FUTURE® PLAN

NOTE: AS OF THE DATE OF THIS AGREEMENT, ESCO HAS NOT COMPLETED THE REGISTRATION OF THE SECURITIES NECESSARY TO FULLY IMPLEMENT THE FOLLOWING EQUITY PROGRAM. FURTHERMORE, EVEN IF THE SECURITIES ARE SUCCESSFULLY REGISTERED, OTHER RESTRICTIONS MAY PROHIBIT ESCO FROM EVER FULLY IMPLEMENTING THE OWN YOUR FUTURE® PLAN. THERE ARE OTHER RISKS CONCERNING THE OWNERSHIP OF ANY SECURITIES. THIS AGREEMENT IS NOT AN OFFERING OF SECURITIES NOR AN INVITATION OR SOLICITATION TO BUY THEM.

The Formula is based on the principle of ownership and participation in ESCO through the OWN YOUR FUTURE® PLAN that has two (2) components: the ESCO STOCK PURCHASE PLAN and the ESCO SHARE PURCHASE RIGHTS PLAN.

a) ***ESCO STOCK PURCHASE PLAN***. Pursuant to the terms of the ESCO Stock Purchase Plan, each Sales Representative and Franchisee is required to participate in the ESCO Stock Purchase Plan by purchasing common shares in ESCO in accordance with the table below. The mandatory and elective amounts shall be paid to ESCO at the closing of the applicable transaction by the Sales Representative's Franchisee. The price of the stock purchase shall be set in advance at the market price of the ESCO common stock.

Sales Agent	The amount of two percent (2%) of the total gross commissions earned by the Sales Representative towards purchase of ESCO common stock on a per-transaction on-going basis. Sales Representative may elect to have an additional three percent (3%) of the total gross commission withheld for participation in the ESCO Stock Purchase Plan.
Franchisee	The amount of two-tenths of one percent (0.2%) of the total gross commissions earned by all Sales Agents within Franchisee's

© 2004 ESCO GLOBAL REALTY CORP.

	offices towards purchase of ESCO common stock on a per-transaction on-going basis. Franchisee may elect to have an additional three-tenths of one percent (0.3%) of the total gross commissions earned by all Sales Agents within Franchisee's offices withheld for participation in the ESCO Stock Purchase Plan.

b) ***PARTICIPATION SHARE PURCHASE RIGHTS***. On their respective Effective Date, every ESCO Sales Representative, Franchisee, and every member of their Support Staff shall receive the right to purchase one thousand (1,000) common shares in ESCO at the then-current market price. Each right shall expire three (3) years from the date of issue, or as otherwise provided in the ESCO Share Purchase Rights Plan.

c) ***RECRUITING SHARE PURCHASE RIGHTS.*** At the end of each of ESCO's fiscal quarters, each ESCO Franchisee, Sales Representative, and every member of their Support Staff shall receive the right to purchase additional common shares in ESCO at the then-current market price for each Sales Agent recruited by such individual in accordance with the table below. Each Share Purchase Right shall expire three (3) years from the date of issue, or as otherwise provided in the ESCO Share Purchase Rights Plan.

Franchisee	500 Shares per each Sales Agent recruited by Franchisee.
Sales Agent	500 Shares per each Sales Agent recruited by Sales Agent.
Support Staff	500 Shares per each Sales Agent recruited by the Support Staff individual.

Note: each of such right granted is attributable to only one person. In other words, if a Sales Agent recruits another Sales Agent into the ESCO Realty franchise, only he or she will be granted the right. (i.e., a Franchisee has to recruit Sales Agents through his /her own independent effort and not as a result of a Sales Agent's introduction or referral of a Sales Agent to the Franchisee).

d) ***PERFORMANCE SHARE PURCHASE RIGHTS***. At the end of ESCO's fiscal quarters, each ESCO Franchisee shall receive the right to purchase additional common shares in ESCO at the then-current market price based on the performance criteria set out in the table below. Each Share Purchase Right shall expire three (3) years from the date of issue, or as otherwise provided in the ESCO Share Purchase Rights Plan.

Franchisee	Share Purchase Rights with a total value equal to one-half of one percent (0.5%) of the total annual gross commissions earned by all Sales Agents within Franchisee's offices during that fiscal quarter.

The above Stock Purchase and Share Purchase Rights programs will only come into effect upon execution of proper Stock Purchase and Share Purchase Rights agreements provided by ESCO and upon the execution of warranties of legal capacity prior to the filing and receipt of a qualifying prospectus.

© 2004 ESCO GLOBAL REALTY CORP.

Initials –Subfranchisor _____ Franchisee _____

4. SALES REPRESENTATIVE COMMISSIONS AND SALES REPRESENTATIVE PAYMENT OBLIGATIONS TO FRANCHISEE AND ESCO

For taxation purposes, ESCO Sales Representatives are independent contractors. Amounts payable by the Sales Representative for services and systems rendered, or otherwise withheld from Sales Representative, in addition to any other fees or amounts that are due to ESCO are set forth below:

(a) ***STOCK PURCHASE PLAN REMITTANCES.*** Pursuant to the ESCO Stock Purchase Plan above, each Franchisee, on behalf of each Sales Representative, at the time of payment of commissions for each transaction shall withhold the mandatory 2% Stock Purchase Plan sum and any elective amounts and shall submit such amounts to ESCO as directed by ESCO (either electronically or on a periodic basis established by ESCO).

(b) ***SHARE PURCHASE RIGHTS PLAN PAYMENTS.*** Pursuant to the ESCO Share Purchase Rights Plan above, each right holder shall, upon a decision to exercise part or all of the right, pay to ESCO the amount of the exercise price and ESCO shall issue the common stock resultant therefrom within 30 days of payment.

(c) ***MANAGEMENT FEE.*** A monthly Management Fee in an amount determined by the FRANCHISEE shall be paid by the Sales Representative to the FRANCHISEE. The Management Fee is payable in advance and is due the last business day of the month for the following month.

(d) ***PROMOTIONAL FUND.*** A monthly fee of fifty dollars ($50) per month shall be paid by the Sales Representative to ESCO.

(e) ***TRAINING FUND.*** A monthly fee of fifty dollars ($50) per month shall be paid by the Sales Representative to ESCO.

(f) ***TRANSACTION FEES.*** The Transaction Fees set out in Section 5 below are paid by the Sales Representative. All Transaction Fees are due upon the closing of each Transaction (as defined in Section 5 below).

(g) ***ANNUAL DUES.*** Each Sales Representative under written contract with a FRANCHISEE shall pay annual dues of one hundred ninety-five dollars ($195) to ESCO. The annual dues are non-refundable and are due and payable on the effective date of the Sales Representative's agreement or the date the person or entity becomes a part of the ESCO REALTY SYSTEM, as applicable, and on each anniversary date thereafter. The payment of annual dues is prerequisite to the receiving of any benefits under the Formula. FRANCHISEES are responsible for facilitating the collection of annual dues from its Sales Representatives and remitting the annual dues directly to ESCO immediately upon the effective date of the Sales Representative Agreement and on each anniversary date thereafter.

5. TRANSACTION FEES

Every sales or leasing transaction involves two "Transactions": a "Listing Transaction" and a "Selling Transaction." Each Transaction is subject to the following Transaction Fees payable to ESCO immediately upon the closing:

(a) ***TRANSACTION FEES (RESIDENTIAL).*** Each Transaction by a Sales Representative is subject to a Transaction Fee of one hundred fifty dollars ($150).

(b) ***TRANSACTION FEES (INDUSTRIAL, COMMERCIAL AND INVESTMENT).*** All industrial, commercial and investment (collectively referred to as "Commercial") transactions shall be Subject to the following:

(i) *Fee Units.* Transaction "Fee Units" shall be calculated to determine the Transaction Fees in Commercial transactions. Fee Units are calculated by dividing the gross commission earned by the FRANCHISEE per Transaction by a factor of 10,000 (rounded to the nearest $1/10^{th}$ of a unit).

(ii) *Transaction Fees (Commercial).* Each Fee Unit is subject to a Transaction Fee of three hundred dollars ($150) per Fee Unit.

For example, if the gross commission earned is $75,500.00, 7.5 Fee Units are generated. ($75.500/10,000 = 7.5 x $150 = $1,125).

(c) ***REFERRALS***. Market evaluations, appraisals, letters of opinion, mortgage loan referrals or other referrals are subject to Transaction Fees. All Transaction Fees that pertain to referral commissions shall be subject to minimum commissions in the same manner as a standard Residential or Commercial transaction.

(d) ***PAYMENT OF TRANSACTION FEES***. Transaction Fees are payable by the FRANCHISEE to the SUBFRANCHISOR. Transaction Fees (currently totaling $150.00) and prorated for minimum Transaction Fees, and from the fees generated from each Fee Unit (as defined in the ESCO REALTY System and currently totaling $150.00 per Fee Unit), are payable at the closing of the Transaction and are deducted from the Sales Representative's portion of the commission.

6. DATA TRANSFER AND ACCESS

All multiple and exclusive listings, all trade record sheet data, all information pertaining to license transfers for recruitment and termination of Sales Representatives and all current information pertaining to retired Sales Representatives (collectively, "Business Information") will be transferred to ESCO by the FRANCHISEE immediately upon execution via a computer reporting system specified by ESCO, but not less than once per week and always on the close of the last business day of each month. ESCO shall have access to the Business Information at all times.

7. THE ESCO REFERRAL SYSTEM

The commission split for ESCO referrals shall remain uniform. The rate of commission to be paid for a listing referral is twenty-five percent (25%) of the gross listing commission received. The rate of commission to be paid for a purchaser referral is twenty-five percent (25%) of the gross selling commission received. All referrals must be confirmed in writing on documentation supplied or approved by ESCO.

Should a transaction be a referral whereby a portion of the commission is payable on closing to another Sales Representative, then all pertinent data must be submitted to the FRANCHISEE prior to the finalization of the Trade Record Sheet, which will outline all details pertaining to the transaction.

8. COMMISSION TRUST ACCOUNT FRANCHISEES must establish and operate a Commission Trust Account, subject to state approval, which shall be separate and distinct from any statutory trust account. The Commission Trust Account is for the purpose of receiving and disbursing all commission monies generated from real estate transactions and all disbursements to ESCO.

9. MODIFICATIONS TO THE ESCO REALTY FORMULA

ESCO reserves the sole and exclusive right to modify this Formula. Any modification shall be communicated to all SUBFRANCHISORS and FRANCHISEES. It shall be the FRANCHISEE'S obligation to notify its Sales Representatives and employees of modifications in the Formula.

10. MISCELLANEOUS

In U.S.A. all amounts described in the Formula are in United States dollars, and in Canada all amounts described in the Formula are in Canadian dollars. Any amount not paid by the tenth (10th) day after its due date shall be charged interest, from the due date, at a rate computed from day to day, equal to two (2) percentage points in excess of the Prime Interest Rate published in the Money Rates Section of the Wall Street Journal.

© 2004 ESCO GLOBAL REALTY CORP.

Dated at this _________day of ___________________________, ___________ .

SUBFRANCHISOR

____
By (Name)

____
Authorized Signature Date

____
By (Name)

____
Authorized Signature Date

FRANCHISEE

____
By (Name)

____
Authorized Signature Date

____
By (Name)

____
Authorized Signature Date

© 2004 ESCO GLOBAL REALTY CORP.

SCHEDULE 5 TO THE FRANCHISE AGREEMENT
PERSONAL GUARANTY AND AGREEMENT TO BE BOUND PERSONALLY
BY THE TERMS AND CONDITIONS OF THE FRANCHISE AGREEMENT

In consideration of the execution of the foregoing Franchise Agreement by the FRANCHISEE, and for other good and valuable consideration, the undersigned, for themselves, their heirs, successors, and assigns, do jointly, individually and severally hereby become surety and guaranty for the payment of all amounts and the performance of the covenants, terms and conditions in the Franchise Agreement, to be paid, kept and performed by the FRANCHISEE.

Further, the undersigned, individually and jointly, hereby agree to be personally bound by each and every condition and term contained in the Franchise Agreement and agree that this Personal Guaranty should be construed as though the undersigned and each of them executed an Agreement containing the identical terms and conditions of the Franchise Agreement, including, but not limited to, the covenant not to compete provisions contained in Section 18.

If any default should at any time be made therein by the FRANCHISEE, then the undersigned, their heirs, successors and assigns, do hereby, individually, jointly and severally, promise and agree to pay to the FRANCHISOR and SUBFRANCHISOR all monies due and payable to them under the terms and conditions of the Franchise Agreement.

In addition, if FRANCHISEE fails to comply with any other terms and conditions of the Franchise Agreement, then the undersigned, their heirs, successors and assigns, do hereby, individually, jointly and severally, promise and agree to comply with the terms and conditions of the Franchise Agreement for and on behalf of the FRANCHISEE.

In addition, should FRANCHISEE at any time be in default on any obligation to pay monies to FRANCHISOR or SUBFRANCHISOR or any subsidiary or affiliate, whether for products, supplies, furniture, fixtures, equipment or other goods purchased by FRANCHISEE from FRANCHISOR, SUBFRANCHISOR, or any subsidiary or affiliate, or for any other indebtedness of FRANCHISEE to FRANCHISOR or SUBFRANCHISOR, or any subsidiary or affiliate, then the undersigned, their heirs, successors and assigns, do hereby individually, jointly and severally promise and agree to pay all such monies due and payable from FRANCHISEE to FRANCHISOR or SUBFRANCHISOR, or any subsidiary or affiliate.

It is further understood and agreed by the undersigned that the provisions, covenants, and conditions of this Personal Guaranty will inure to the benefit of the successors and assigns of FRANCHISOR.

The undersigned each agrees that its obligations under this Guaranty shall be binding upon the undersigned and its respective successors and assigns and shall remain in full force and effect irrespective of:

1. The validity or enforceability of the Franchise Agreement;

2. Any failure or lack of diligence in collection of any amounts due under the terms of the Franchise Agreement;

3. The acceptance of any security or other guaranty, the extension of any credit or amendments, modifications, consents or waivers with respect to the Franchise Agreement;

4. Any defense that the FRANCHISEE or any other person or entity might have by reason of any action in bankruptcy or other statutory or common law proceedings for debtor relief by FRANCHISEE or any other Guarantor;

5. Any legal or equitable principle of marshaling or other rule of law requiring a creditor to proceed against specific property, apply proceeds in a particular manner or otherwise exercise remedies so as to preserve the several estates of joint obligors or common debtors; and

6. Any act or failure to act with regard to the Franchise Agreement that might vary the risk of the undersigned.

The undersigned agrees that SUBFRANCHISOR shall have no obligation to resort in any manner or form for payment from FRANCHISEE or to any other person, firm or entity, their properties or assets or to any security, property or other rights or remedies whatsoever and FRANCHISOR shall have the right to enforce this Guaranty irrespective of whether or not proceedings or steps are pending seeking to resort to or realize on or upon any of the foregoing remedies.

The undersigned agrees to pay FRANCHISOR and SUBFRANCHISOR, upon demand, all legal and other costs, expenses and fees at any time paid or incurred by each of them in endeavoring to collect any amounts due pursuant to the Franchise Agreement or to realize upon this Guaranty or to enforce any right under the Franchise Agreement

or this Guaranty. It is the intent of the undersigned that this Guaranty is a guaranty of performance and payment and not a guaranty of collection.

In the Presence of:		**PERSONAL GUARANTORS**	
Witness (Name)		Individual (Name)	
Signature	Date	Signature	Date
		Address	
		City/State/Zip Code	
		Telephone	
Witness (Name)		Individual (Name)	
Signature	Date	Signature	Date
		Address	
		City/State/Zip Code	
		Telephone	
Witness (Name)		Individual (Name)	
Signature	Date	Signature	Date
		Address	
		City/State/Zip Code	
		Telephone	

Witness (Name)		Individual (Name)
Signature Date		Signature Date
		Address
		City/State/Zip Code
		Telephone